UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-12

LIVENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 9, 2020

In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Livent Corporation intends to release definitive copies of this Proxy Statement to security holders on or about March 19, 2020.

DEAR STOCKHOLDER

PIERRE BRONDEAU CHAIRMAN OF THE BOARD March 19, 2020

It is my pleasure to invite you to attend the Company’s 2020 Annual Meeting of Stockholders. The meeting will be held virtually via live webcast on Wednesday, April 29, 2020, at 2:00 p.m. local time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/LTHM2020, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, we will report to you on the Company’s earnings, results and other achievements during 2019 and on our outlook for 2020. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

I look forward to seeing you on April 29.

Sincerely,

PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 9, 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 29, 2020

2:00 p.m.

The meeting can be accessed by visiting www.virtualshareholdermeeting.com/LTHM2020. There will be no physical location for stockholders to attend.

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Livent Corporation. We will hold the meeting virtually via live webcast at the time and place noted to the left. At the meeting, we will ask you to:

1.	Elect three Class II directors to terms expiring in 2023.
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020.
3.	Hold an advisory (non-binding) vote on the frequency of executive compensation voting.
4.	Approve proposed amendments to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the board of directors.
5.	Approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.
6.	Consider and act upon any other business properly brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR, VOTES FOR PROPOSALS 2, 4 AND 5 AND A VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the virtual meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2020:

The proxy statement and the annual report to security holders are available at www.livent.com

By order of the Board of Directors,

SARA PONESSA

Vice President,

General Counsel and Secretary

March 19, 2020

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I.	GENERAL INFORMATION

SOLICITATION OF PROXIES

The Board of Directors (“Board”) of Livent Corporation (the “Company”, “Livent” or “we”) is soliciting proxies for use at the Company’s 2020 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “Annual Meeting”). On or about March 19, 2020, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

AGENDA ITEMS

The agenda for the Annual Meeting is to:

1.	Elect three Class II directors to terms expiring in 2023;
2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020;
3.	Conduct an Advisory (Non-Binding) vote on the frequency of Executive Compensation Voting;
4.	Approve proposed amendments to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated By-Laws (“By-Laws”) to declassify the board of directors;
5.	Approve a proposed amendment to the Company’s Certificate of Incorporation to eliminate supermajority voting requirements; and
6.	Conduct other business properly brought before the meeting.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/LTHM2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 1:30 p.m. Eastern Daylight Savings Time (“EDT”) on April 29, 2020. The meeting will begin promptly at 2:00 p.m. EDT on April 29, 2020.

Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your 16-digit control number. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

This year’s stockholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/LTHM2020. We will post questions and answers if applicable to our business on our Investor Relations website shortly after the meeting.

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INFORMATION ABOUT VOTING

WHO CAN VOTE

You can vote at the Annual Meeting if you were a holder of the Company’s common stock, par value of $0.001 per share (“Common Stock”), on the record date. The record date is the close of business on March 2, 2020. You will have one vote for each share of Common Stock. As of the record date, there were 146,177,049 shares of Common Stock outstanding.

HOW TO VOTE

You may vote in one of four ways:

■	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;
■	You can vote by Internet;
■	You can vote by telephone; or
■	You can cast your vote at the Annual Meeting.

The meeting can be accessed by visiting www.virtualshareholdermeeting.com/LTHM2020, where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

USE OF PROXIES

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director, FOR Proposals 2, 4 and 5, FOR a frequency of “one year” for Proposal 3, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

QUORUM REQUIREMENT

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

VOTE REQUIRED FOR ACTION

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2 and 3 require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting, and adoption of Proposals 4 and 5 require the affirmative vote of the holders of at least 80% of all outstanding shares of the Company entitled to vote at the meeting.

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ABSTENTIONS OR LACK OF INSTRUCTIONS TO BANKS OR BROKERS

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2 through 5, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange (“NYSE”) rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors, the non-binding advisory vote regarding the preferred frequency of future advisory votes to approve named executive officer compensation, the amendments to the Certificate of Incorporation and By-Laws to declassify the Board of Directors, and the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements are considered non-routine matters.

In the event of a broker non-vote in the election of directors or the non-binding advisory vote regarding the preferred frequency of future advisory votes to approve named executive officer compensation at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted. In the event of a broker non-vote with respect to the amendments to the Certificate of Incorporation and By-Laws to declassify the Board of Directors or the amendment to the Certificate of Incorporation to eliminate supermajority voting requirements, the broker non-vote will have the effect of a vote against the proposals inasmuch as adoption of Proposals 4 and 5 require the affirmative vote of the holders of at least 80% of all outstanding shares of common stock entitled to vote at the meeting.

If you are entitled to vote shares under an employee benefit plan and you either do not direct the trustee by April 27, 2020 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the Livent Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

REVOKING A PROXY

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

■	Sending a written notice to the Corporate Secretary of Livent;
■	Delivering a properly executed, later-dated proxy;
■	Attending the Annual Meeting and voting in person, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or
■	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 27, 2020.

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II.	THE PROPOSALS TO BE VOTED ON

PROPOSAL 1	ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

The Board of Directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their death, resignation or removal or their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he or she is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

The Board of Directors currently consists of nine directors, divided into the following three classes:

■	The Class I directors are Michael F. Barry, Steven T. Merkt and Pablo Marcet, and their terms will expire at the 2022 annual meeting of stockholders;

■	The Class II directors are Paul W. Graves, Andrea E. Utecht and Christina Lampe-Önnerud, and their terms will expire at the Annual Meeting; and

■	The Class III directors are Pierre Brondeau, G. Peter D’Aloia, and Robert C. Pallash, and their terms will expire at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

All of our Class II directors have been nominated to serve as Class II directors and have agreed to stand for election. If elected, the Class II directors’ next term will expire at the 2023 annual meeting of stockholders. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that each of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF PAUL W. GRAVES, ANDREA UTECHT AND CHRISTINA LAMPE-ÖNNERUD TO THE BOARD OF DIRECTORS AS CLASS II DIRECTORS AS DESCRIBED ABOVE.

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PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2020.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the fiscal years 2018 and 2019, KPMG’s fees, all of which were approved by the Audit Committee, are included in the table below.

($000)	2018	2019
Audit Fees(1)	$1,686	$1,930
Audit Related Fees(2)	$230	$197
Tax Fees(3)	–	9
All Other Fees(4)	–	85
TOTAL	$1,916	$2,221

(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated and combined financial statements included in the Company’s Form 10-K filing and review of the financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.
(2)	Fees for services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits, as well as audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements.
(3)	Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning.
(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above.

PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Pre-Approval Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee by both the Company’s Chief Financial Officer and the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee subject to a $100,000 limit for each request, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

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PROPOSAL 3	ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our stockholders have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. Stockholders may vote for a frequency of every one, two or three calendar years, or may abstain.

Our Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, our Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years.

After careful consideration, our Board believes that the executive compensation advisory vote should be held annually, and therefore our Board recommends that you vote for a frequency of “one year” for future executive compensation advisory votes. The Board believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ONE YEAR AS THE PREFERRED FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4	AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD OF DIRECTORS

The Board of Directors is submitting for approval by stockholders the following proposed amendments to the Certificate of Incorporation and By-Laws to eliminate, over a period of three years, the classification of its Board of Directors, without affecting the unexpired terms of directors.

The Company’s Certificate of Incorporation and By-Laws currently provide that the Board of Directors shall be divided into three classes of directors, with each class elected every three years for a three-year term. The structure was put into place by the Company’s former parent at the time of the spin-off of the Company to provide the then-new Company with stability and continuity to develop and implement the best long-term strategic course for the Company to create value. After considering the advantages and disadvantages of declassification, including feedback from stockholders and views of commentators, the Board of Directors has determined it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation and By-Laws to declassify the Board of Directors over the next three years. The Board of Directors believes that a declassified board structure should be phased-in so that directors serving immediately following the 2020 Annual Meeting can serve out the terms to which they have been elected. Approval by stockholders of this proposal would result in a fully declassified Board of Directors by the 2023 annual meeting of stockholders.

If the proposed amendments are adopted and become effective, directors in office immediately after the 2020 Annual Meeting would serve out their three-year terms, but directors elected by stockholders beginning at the 2021 annual meeting of stockholders would be elected to one-year terms. Beginning at the 2023 annual meeting of stockholders, all directors would be subject to annual election for one-year terms.

The pertinent sections of Article 5 of the Certificate of Incorporation and Article 4 of the By-Laws, as they would be amended upon stockholder approval of this proposal to declassify the Board of Directors and make related changes, are attached as Appendices A-1 and A-2 to this Proxy Statement, respectively.

The Board of Directors has unanimously approved, adopted and declared advisable the amendments to the Certificate of Incorporation and By-Laws to declassify our Board of Directors in phases and make related changes as described above. The Board of Directors has also adopted resolutions recommending that these proposed amendments be submitted to stockholders and recommending that stockholders approve them.

The affirmative vote of 80% of the total voting power of all outstanding shares of the Company is required to approve this Proposal 4 to amend the Certificate of Incorporation and By-Laws to declassify the Company’s Board of Directors as described above. See information about the voting standard for this proposal on page 6.

Consistent with Delaware law, because the Board of Directors is classified, the Certificate of Incorporation currently provides that the directors are removable by stockholders only “for cause.” Upon the full declassification of the Board of Directors as of the 2023 annual meeting of stockholders, all directors would be removable “with or without cause” upon the vote of stockholders holding a majority of the voting power of the then-outstanding shares of all classes and series of capital stock of the Corporation entitled to vote at any annual or special meeting of stockholders.

If approved, this proposal would become effective, and the amendments to Article 5 of the Certificate of Incorporation and Article 4 of the By-laws described in Appendices A-1 and A-2 to this Proxy Statement would be implemented, upon the filing of a Certificate of Amendment containing the proposed amendments with the Secretary of State of Delaware, which the Company intends to do promptly after the required stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD OF DIRECTORS.

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PROPOSAL 5	AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

The Board of Directors is submitting for approval by stockholders the following proposed amendment to the Certificate of Incorporation to replace supermajority voting requirements with a simple majority of outstanding shares requirement.

The Certificate of Incorporation currently requires a supermajority vote of at least 80% of outstanding stock of the Company to (i) approve certain business combinations with an “interested stockholder,” which is defined generally as a person owning 10% or more of the Company’s voting stock, or any affiliate or associate of that person, and (ii) alter, amend or repeal provisions of the Certificate of Incorporation relating to (A) the election and removal of directors, (B) special meetings and shareholder actions by written consent, (C) Section 203 of the Delaware Act, (D) certain corporate opportunities, (E) certain business combinations, (F) exclusive forum and (G) amendments to the Certificate of Incorporation. This proposed amendment would reduce the required stockholder approval for these actions to a simple majority of the voting power of the Company’s outstanding shares.

A copy of Articles 8 and 9 of the Certificate of Incorporation, as such Articles would be amended upon stockholder approval of this proposal to replace supermajority voting requirements with a simple majority of outstanding shares requirement, is attached as Appendix B to this Proxy Statement.

Our Nominating and Corporate Governance Committee and the Board frequently review the Company’s governance structure and practices. Based on that review, which included consideration of current good governance practices and the advantages and disadvantages of the supermajority provisions, the Board of Directors has unanimously approved and recommends that stockholders approve the amendment to the Certificate of Incorporation to replace supermajority voting requirements with a simple majority of outstanding shares requirement.

The affirmative vote of 80% of the total voting power of all outstanding shares of the Company is required to approve this Proposal 5 to amend the Certificate of Incorporation to replace supermajority voting requirements with a simple majority of outstanding shares requirement as described above. See information about the voting standard for this proposal on page 6.

If approved, this proposal would become effective, and the amendments to Articles 8 and 9 of the Certificate of Incorporation described in Appendix B to this Proxy Statement would be implemented, upon the filing of a Certificate of Amendment containing the proposed amendments with the Secretary of State of Delaware, which the Company intends to do promptly after the required stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

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III.	BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and diversity of perspectives they bring to the Board. Desired attributes of all directors include (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in areas relevant to the Company’s lines of business; (iv) objectivity; and (v) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. We also require that our directors be able to commit the time necessary to ensure the diligent performance of their duties. Our Statement of Governance Principles, Policies and Procedures requires that following the Trigger Date (as defined therein), a majority of directors must be ‘independent’ within the meaning of the Sarbanes Oxley Act and NYSE Listing Standards.

BOARD DIVERSITY

We believe that maintaining a diverse Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee casts a wide net and considers candidates whose diversity is based on race, gender, industry experience, type of position held, and other board experience. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company.

The professional experience, qualifications, skills and expertise of each director is set forth below.

NOMINEES FOR DIRECTOR

CLASS II DIRECTORS, NEW TERM EXPIRING IN 2023

PAUL W. GRAVES

Age 49 Director since: 2018

PRINCIPAL OCCUPATION:

President, Chief Executive Officer and Director of Livent since 2018

Before joining Livent, Mr. Graves served as Executive Vice President and Chief Financial Officer of FMC Corporation (“FMC”) from 2012 to 2018. Mr. Graves previously served as a managing director and partner in the Investment Banking Division at Goldman Sachs Group in Hong Kong and was the co-head of Natural Resources for Asia (excluding Japan). In that capacity, he was responsible for managing the company’s Pan-Asian Natural Resources Investment business. Mr. Graves also served as Global Head of Chemical Investment Banking for Goldman Sachs, which he joined in 2000. Mr. Graves previously held finance and auditing roles of increasing responsibility at Ernst & Young, British Sky Broadcasting Group, ING Barings and J. Henry Schroder & Co.

QUALIFICATIONS:

Mr. Graves’s in-depth knowledge of the lithium business, his experience as FMC’s Chief Financial Officer and his financial expertise enables him to offer valuable insights to our Board of Directors.

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ANDREA E. UTECHT

Age 71 Director since: 2018

PRINCIPAL OCCUPATION:

Retired Executive Vice President, General Counsel and Secretary of FMC Corporation

Ms. Utecht joined FMC in July 2001 as Chief Legal Officer and served as FMC’s Vice President, General Counsel and Secretary from January 2002, and as Executive Vice President from 2011 until her retirement from FMC on March 31, 2019. Prior to joining FMC, Ms. Utecht was Senior Vice President, Secretary and General Counsel of ATOFINA Chemicals, Inc. (now known as Arkema Inc.). She was with ATOFINA and its predecessor companies for 20 years, including three years as Vice President for acquisitions and divestitures.

QUALIFICATIONS:

Ms. Utecht’s legal experience and intimate knowledge of the lithium business make her a significant contributor to the Board of Directors.

CHRISTINA LAMPE-ÖNNERUD

Age 53 Director since: February, 2020

PRINCIPAL OCCUPATION:

Founder, Chairperson and Chief Executive Officer of Cadenza Innovation, Inc. since 2012

Ms. Lampe-Önnerud is the founder of Cadenza Innovation, Inc., a lithium battery technology company, and has served as Chairperson and Chief Executive Officer since 2012. Prior to this, she was the founder of Boston-Power, Inc. a lithium-ion battery manufacturer, and served as its Chairperson and Chief Executive Officer from 2004 until 2012. She also served as a Senior Manager at Bridgewater Associates, LP from 2013 through 2014, and as a Director and Partner in the Technology and Innovation Practice at Arthur D. Little, Inc., a private management consulting firm, from 1998 to 2004.

OTHER BOARD EXPERIENCE:

Ms. Lampe-Önnerud serves on the Board of Directors of Cadenza Innovation, Inc. Previously, Ms. Lampe-Önnerud was also a member of the Board of Directors of FuelCell Energy, Inc. from 2018 until 2019, Syrah Resources Limited from 2016 until 2019, and Boston-Power, Inc. from 2005 until 2012.

QUALIFICATIONS:

Ms. Lampe-Önnerud is a member of the Royal Swedish Academy of Sciences, a two-time World Economic Forum Technology Pioneer winner, and chairs the World Economic Forum’s Global Futures Council on Energy Technologies. Ms. Lampe-Önnerud’s lithium battery industry experience and her executive positions at technology-based businesses makes her a significant contributor to the Board of Directors.

CONTINUING DIRECTORS

CLASS I DIRECTORS, TERM EXPIRING IN 2022

MICHAEL F. BARRY

Age 61 Director since: 2018

PRINCIPAL OCCUPATION:

Chief Executive Officer and President of Quaker Chemical Corporation d/b/a Quaker Houghton since October 2008 and Chairman of the Board of Quaker since May 2009

Mr. Barry has held leadership and executive positions of increasing responsibility since joining Quaker in 1998, including Senior Vice President and Managing Director–North America from January 2006 to October 2008; Senior Vice President and Global Industry Leader–Metalworking and Coatings from July to December 2005; Vice President and Global Industry Leader–Industrial Metalworking and Coatings from January 2004 to June 2005; and Vice President and Chief Financial Officer from 1998 to August 2004.

OTHER BOARD EXPERIENCE:

Mr. Barry serves as the Chairman of Quaker’s Board of Directors. Mr. Barry is also a member of the Board of Directors of Rogers Corporation, from which he will be retiring in May, 2020. Furthermore, Mr. Barry serves on the Advisory Board of Drexel University’s Gupta Governance Institute.

QUALIFICATIONS:

Mr. Barry’s significant business experience resulting from senior executive positions in the global chemical industry, and his service as a director of other public companies, make him a valuable contributor to our Board of Directors.

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STEVEN T. MERKT

Age 52 Director since: 2018

PRINCIPAL OCCUPATION:

President of the Transportation Solutions segment at TE Connectivity Ltd., one of the world’s largest suppliers of connectivity and sensor solutions to the automotive and commercial vehicle marketplaces, since August 2012

Before August 2012, Mr. Merkt was President of TE’s Automotive business. Since joining TE in 1989, Mr. Merkt has held various leadership positions in general management, operations, engineering, marketing, supply chain, and new product launches.

OTHER BOARD EXPERIENCE:

Mr. Merkt is a member of the Board of Directors of the Isonoma Foundation, a foundation whose mission is to help diminish disparities in healthcare, housing and education in the Philadelphia and Harrisburg regions of Pennsylvania.

QUALIFICATIONS:

Mr. Merkt’s experience particularly in the automotive and commercial vehicle sectors makes him a valuable contributor to our Board.

PABLO MARCET

Age 56 Director since: February, 2020

PRINCIPAL OCCUPATION:

Founder and President, Geo Logic S.A. since 2003

Mr. Marcet is the founder of Geo Logic S.A., a management consulting company that services the mining sector, and has served as President since 2003. He also served as the President and Chief Executive Officer of Waymar Resources Limited, a Canadian mineral exploration company, from 2010 to 2014, until its acquisition by Orosur Mining Inc. Prior to this, Mr. Marcet served as President, Subsidiaries and Operations, Argentina, of Northern Orion Resources Inc. from 2003 until 2007, and held senior roles with BHP Billiton from 1988 until 2003.

OTHER BOARD EXPERIENCE:

Mr. Marcet is currently a member of the Board of Directors of U3O8 Corp., a uranium and battery commodities company. He also serves on the Board of Directors of St. George’s College, a private school in Argentina. Previously, Mr. Marcet was a member of the Board of Directors of Esrey Resources Ltd. from 2017 until 2020, Barrick Gold Corporation from 2016 until 2019, Orosur Mining Inc. from 2014 until 2016, and Waymar Resources Limited from 2010 until 2014.

QUALIFICATIONS:

Mr. Marcet’s significant business experience in the mining industry in Latin America, and particularly in Argentina, make him a valuable contributor to the Board of Directors.

CLASS III DIRECTORS, TERM EXPIRING IN 2021

PIERRE BRONDEAU

Age 62 Director since: 2018

PRINCIPAL OCCUPATION:

Chairman, Livent, and CEO and Chairman, FMC Corporation

Mr. Brondeau joined FMC as President and Chief Executive Officer in January 2010 and became its Chairman in October 2010. He resigned as President in June 2018, and he will resign as Chief Executive Officer in June 2020, at which time he will become FMC’s Executive Chairman. Before joining FMC, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008.

OTHER BOARD EXPERIENCE:

Mr. Brondeau is a member of the Board of Directors of FMC and TE Connectivity. Until March 2016, Mr. Brondeau served on the Board of Directors of Marathon Oil Corporation.

QUALIFICATIONS:

Mr. Brondeau’s current role as CEO and Chairman of FMC, where he was responsible for the Lithium Division, and his former senior executive positions in the chemical industry, make him an important contributor to the Board of Directors.

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G. PETER D’ALOIA

Age 75 Director since: 2018

PRINCIPAL OCCUPATION:

Former Managing Director and member of the Board of Directors of Ascend Performance Materials Holdings, Inc., a producer of Nylon 66 and related chemicals

Mr. D’Aloia served as Managing Director and a member of the Board of Directors of Ascend Performance Materials Holdings, Inc. from June 1, 2009 until March 31, 2017. From February 2000 until June 2008, Mr. D’Aloia served as Senior Vice President and Chief Financial Officer of Trane, Inc. (formerly American Standard Companies, Inc.). Prior to that, he was employed by Honeywell (formerly AlliedSignal Inc.), a diversified industrial company, most recently serving as Vice President-Strategic Planning and Business Development. He spent 28 years with AlliedSignal Inc. in diverse management positions, including Vice President-Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector.

OTHER BOARD EXPERIENCE:

Mr. D’Aloia has served as a member of the Board of Directors of FMC since 2002 and is also a member of the Board of Directors of Wabco, Inc. Mr. D’Aloia served on the Board of Directors of ITT Inc. until May 2017.

QUALIFICATIONS:

Mr. D’Aloia’s significant financial and business experience resulting from senior executive and financial roles in large manufacturing operations, and his service as a director of other public companies, make him highly qualified to be a director of the Company.

ROBERT C. PALLASH

Age 68 Director since: 2018

PRINCIPAL OCCUPATION:

Retired President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer

From January 2008 until December 2013, Mr. Pallash served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and emerged from bankruptcy in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999.

OTHER BOARD EXPERIENCE:

Mr. Pallash has served as a member of the Board of Directors of FMC since 2008, and he served on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation until December 2013.

QUALIFICATIONS:

Mr. Pallash’s international experience, particularly in Asia where the Company seeks to grow its business, and his automotive industry experience enable him to bring significant value as a member of the Board of Directors.

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IV.	INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MEETINGS

During 2019, the Board of Directors held five regular meetings and no telephonic meetings. All incumbent directors attended all of the meetings of the Board and all Committees on which they served.

COMMITTEES AND INDEPENDENCE OF DIRECTORS

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee and a Sustainability Committee. The Audit Committee, the Compensation and Organization Committee, and the Nominating and Corporate Governance Committee are entirely composed of independent directors as determined by the Board on the basis set forth above.

The Board has affirmatively determined that each of Messrs. Barry, D’Aloia, Marcet, Merkt and Pallash, and Ms. Lampe-Önnerud meets the NYSE rules regarding independence and has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

■	Review the effectiveness and adequacy of the Company’s internal controls
■	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10-K and 10-Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations
■	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function
■	Review significant changes in accounting policies
■	Select the independent registered public accounting firm and confirm its independence
■	Review potentially significant litigation
■	Review federal income tax issues
■	Review environmental matters
■	Review the Company’s policies with respect to risk assessment and risk management
■	Review with management the Company’s earnings releases
■	Monitor the Company’s compliance with legal and regulatory requirements
■	Pre-approve audit and non-audit services provided by the independent registered public accounting firm

Members: Mr. Barry (Chair), Mr. D’Aloia, Mr. Merkt and Ms. Lampe-Önnerud. The Board of Directors has determined that each member of the Audit Committee is “independent” as defined by SEC and NYSE rules, that Messrs. Barry, D’Aloia, and Merkt meet the SEC requirements for an “audit committee financial expert,” and that Ms. Lampe-Önnerud is “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2019: eight (four in person; four by teleconference).

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COMPENSATION AND ORGANIZATION COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Organization Committee (the “Compensation Committee”), including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee include, among other things:

■	Review and approve compensation policies and practices for senior executives
■	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers
■	Review as necessary the Company’s compensation programs, policies and practices with respect to risk assessment
■	Review performance and establish the total compensation for the Chief Executive Officer and other senior executives
■	Approve issuances of equity and other incentive awards to the Chief Executive Officer and other executive officers
■	Administer the Company’s Incentive Compensation and Stock Plan and determine whether to authorize any delegation permitted under the plan
■	Review significant organizational changes and management succession planning
■	Recommend to the Board of Directors candidates for officers of the Company
■	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives
■	Conduct an annual self-assessment
■	Oversee evaluation of management performance and development
■	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies
■	Review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement
■	Review stockholder votes (to the extent applicable) and other input on executive compensation practices and independently determine if any changes are necessary
■	Prepare the Compensation Committee Report to be included in the Company’s annual proxy statement or Form 10-K, if required

Members: Mr. D’Aloia (Chair), Mr. Barry and Mr. Marcet. The Board of Directors has determined that each member of the Compensation and Organization Committee is independent as defined by NYSE rules. Mr. Brondeau, who previously served as Chair of the Compensation and Organization Committee, resigned from the Compensation and Organization Committee on March 1, 2020.

Number of Meetings in 2019: four.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The role and responsibilities of the Nominating and Corporate Governance Committee are set forth in the Statement of Governance Principles, Policies and Procedures adopted by our Board of Directors. A current copy of this document is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

■	Review and recommend candidates for director
■	Review, recommend and prioritize criteria for Board of Directors composition
■	Recommend Board of Directors meeting formats and processes
■	Recommend the number, function, composition and Chairmen of Board of Directors’ Committees
■	Oversee corporate governance, including an annual review of governance principles
■	Review and approve director compensation policies, including the determination of director compensation
■	Oversee Board of Directors and Committee evaluation procedures
■	Determine director independence
■	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Merkt (Chair), Ms. Lampe-Önnerud and Mr. Pallash. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by NYSE rules. Ms. Utecht, who previously served as Chair of the Nominating and Corporate Governance Committee, resigned from the Nominating and Corporate Governance Committee on March 1, 2020.

Number of Meetings in 2019: three.

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EXECUTIVE COMMITTEE

The Executive Committee will act in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. D’Aloia, and Mr. Graves.

Number of Meetings in 2019: none.

SUSTAINABILITY COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The Committee’s scope will encompass safety, environmental and sustainability programs of the Company and its principal duties include:

■	Monitor the Company’s Sustainability Program, including program development and advancement, goals and objectives, and progress toward achieving those objectives
■	Employee occupational safety and health, and process safety programs
■	Environmental responsibility
■	Programs with regard to the American Chemistry Council’s Responsible Care® initiative

Members: Mr. Pallash (Chair), Mr. Brondeau, Mr. Marcet and Ms. Utecht.

Number of Meetings in 2019: three.

DIRECTOR WHO PRESIDES OVER EXECUTIVE SESSIONS

In accordance with the Livent Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. These “outside director only” sessions are led by the Chairman of the Board, unless the positions of Chairman of the Board and Chief Executive Officer are not held by separate individuals, in which case these sessions are led by the Lead Director.

DIRECTOR COMPENSATION

COMPENSATION POLICY

The Company maintains the Livent Corporation Compensation Policy for Non-Employee Directors (“Director Compensation Policy”) to provide for the compensation described below. The Board administers the Director Compensation Policy. Competitive market data on director pay levels and design practices are prepared by and reviewed with the Company’s consultant, Aon. The Director Compensation Policy is not applicable to directors who are also employees of the Company or its affiliates. Accordingly, Mr. Graves, our CEO, receives no additional compensation for his service as a director. For a description of the compensation paid to Mr. Graves for his service during 2019 as our CEO, see below under the heading “Executive Compensation”.

In addition, before March 1, 2019, the date on which FMC distributed to FMC stockholders all 123 million shares of Livent common stock that FMC then owned (the “Distribution”), Mr. Brondeau and Ms. Utecht received no additional compensation for their services as our directors because they were then employees of FMC. For a description of the compensation paid to Mr. Brondeau and Ms. Utecht with respect to their service during 2019 as FMC executives, see the proxy statement filed by FMC with the SEC on or about March [●], 2020, which is available at www.fmc.com. After the Distribution, when FMC ceased to be our affiliate, Ms. Brondeau and Ms. Utecht became entitled to be compensated as non-employee directors pursuant to our Director Compensation Policy, as reflected in the Director Compensation Table below.

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RETAINER AND FEES

Currently, each non-employee director is paid an annual retainer of $75,000 or a pro rata amount for any portion of a year served. The retainer is paid in four installments in cash, unless the director elects to receive all or part of it in restricted stock units (“RSUs”). Restricted stock units granted in lieu of an annual cash retainer are awarded on May 1 of the relevant calendar year, and are subject to forfeiture on a pro rata basis if the director does not serve for the full year in respect of which the retainer is paid. The forfeiture condition is waived in the event of a change in control of the Company or if the director’s service ceases due to his or her death or disability. Each director who chairs a committee is paid an additional $10,000 per year except the Chairman of the Compensation Committee is paid an additional $15,000 per year, and the Chairman of the Audit Committee is paid an additional $20,000 per year. Audit Committee members (other than the Chairman of the Audit Committee) also receive an additional $5,000 annual retainer. The non-executive Chairman is entitled to an additional $20,000 annual retainer. All such annual retainer, committee and Chairman payments are paid in four installments.

ANNUAL GRANT OF RESTRICTED STOCK UNITS

Each non-employee director also receives an annual grant of restricted stock units on May 1 of each calendar year having a value of $90,000 on the date of grant. These annual grants will vest at the annual meeting of stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company. In addition, the restricted stock units will vest on a pro rata basis if the director dies before the annual meeting at which the units would have otherwise vested.

PAYMENT OF VESTED RESTRICTED STOCK UNITS

A director is permitted to specify, prior to the year in which the restricted stock units are credited, the date upon which he or she wishes to receive payment in Common Stock of any vested restricted stock units. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of Livent. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, which policy is described below.

OTHER COMPENSATION

Non-employee directors also receive dividend equivalent rights on all restricted stock units awarded as part of their annual retainers and on any vested restricted stock units awarded as an annual grant. Such dividend equivalent rights are credited in the form of additional restricted stock units equal in value to the cash dividends paid to stockholders. The dividend equivalent rights awarded as part of an annual retainer are generally subject to forfeiture on a pro rata basis if a director does not serve on the Board for the full year in respect of which the retainer grant is made, except the forfeiture condition is waived in those circumstances described in the “Retainer and Fees” section above. No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans.

DIRECTOR STOCK OWNERSHIP POLICY

The Company has established guidelines setting expectations for the ownership of Company stock by non-employee directors. The Director Stock Ownership Policy requires that within five years of being elected to the Board, each non-employee director hold a minimum of five times the value of the annual cash retainer (the “ownership requirement”), currently $375,000. For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. A director has five years from the date of his or her election to the Board to achieve compliance with the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock, other than to satisfy tax liabilities triggered by Company equity grants, unless they will be in compliance with the ownership requirement (calculated on the then current annual cash retainer) immediately following any sale of Common Stock. Compliance with the ownership requirement is measured at the time of any proposed sale or disposition of shares of Common Stock by a director, and after the initial five-year phase-in period, on December 31 of each year.

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DIRECTOR COMPENSATION TABLE 2019

The table below shows the total compensation paid to each non-employee director who served on the Board during 2019. Christina Lampe-Önnerud and Pablo Marcet are not included in the table below as they were not appointed to the Board until February 1, 2020.

Name(a)	Fees Earned or Paid in Cash ($)(b)		Stock Awards(1) ($)(c)	All Other Compensation ($)(d)	Total ($)(e)
Pierre F. Brondeau	91,667	(2)	105,044	–	196,711
G. Peter D’Aloia	80,000	(3)	90,005	–	170,005
Michael F. Barry	95,000		90,005	–	185,005
Steven T. Merkt	80,000		90,005	–	170,005
Robert C. Pallash	85,000	(3)	90,005	–	175,005
Andrea E. Utecht	70,833	(2)	105,044	–	175,877
(1)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2019 computed in accordance with FASB ASC Topic 718. See Note 12 to the consolidated and combined financial statements contained in Livent’s Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in the valuations that appear in this column. The column includes, for all of the directors, a grant of 8,475 RSUs, with a grant date fair value of $90,005. In addition, for Mr. Brondeau and Ms. Utecht, the column includes a grant of 1,166 RSUs, with a grant date fair value of $15,039, which represented a pro-rated annual grant in respect of their service on the Board from the Distribution through April 30, 2019. The number of RSUs outstanding and unvested at fiscal year-end for each director was: 8,475 for each of Messrs. Brondeau, Barry, Merkt and Ms. Utecht; and (ii) 10,816 for each of Messrs. D’Aloia and Pallash. Because of certain adjustments to FMC equity incentive awards upon the Distribution, those directors who also served as directors or executives of FMC hold additional Livent shares as a portion of their FMC equity incentive awards.
(2)	For Mr. Brondeau and Ms. Utecht, this includes fees earned in respect of service on the Board from the Distribution through December 31, 2019.
(3)	Messrs. D’Aloia and Pallash elected to receive RSUs in lieu of $75,000 of annual retainer cash fees in respect of service on the Board between May 1, 2019 and April 30, 2020. This resulted in the grant of 7,062 RSUs to both Messrs. D’Aloia and Pallash on May 1, 2019. In this table we have included only the portion of cash fees that were foregone in 2019. The portion of cash fees foregone in the first four months of 2020 will be reflected in our 2021 annual proxy statement. Should either Mr. D’Aloia or Pallash resign from the Board prior to April 30, 2020, he will forfeit a pro rata share of the RSU grant.

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CORPORATE GOVERNANCE

COMMUNICATING WITH THE BOARD

Stockholders and any interested parties may communicate with the Board of Directors, the Chairman of the Compensation and Organization Committee, or any other individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, Livent Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications will be delivered as addressed.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee is responsible for seeking, screening and recommending to the Board, candidates for Board membership. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the section above entitled “Director Qualifications.” The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided it is timely made and that the other information specified in the By-Laws, accompanies the stockholder’s recommendation.

Any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2021 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 29, 2021. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

ANNUAL PERFORMANCE REVIEW

The Nominating and Corporate Governance Committee annually surveys all Directors for evaluation of Board and Committee performance overall and in specific areas of responsibility in accordance with the Company’s Statement of Governance Principles, Policies and Procedures.

The Board and Committees perform annual self-evaluations of their performance. A lengthy questionnaire is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a shorter questionnaire assessing the performance of his or her Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Chairman of the Nominating and Corporate Governance Committee for discussion with the director and any further action. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations.

RETIREMENT/RESIGNATION POLICY FOR DIRECTORS

Our Statement of Governance Principles, Policies and Procedures provides that a range in director age is desirable to allow staggered retirement and replacement of desired skills on a planned basis with appropriate continuity.

In accordance with Livent’s director resignation policy, Incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive the required number of votes for his or her reelection and (ii) the Board accepts such resignation.

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Non-employee directors are expected to submit their resignation from the Board upon termination of active service as an employee or a significant change in responsibilities, unless requested by the Board to continue as a Board member for an agreed period. This process was followed when Ms. Utecht announced her retirement as an officer of FMC effective March 31, 2019. Ms. Utecht submitted her resignation, which was reviewed by the Nominating and Corporate Governance Committee. After the recusal of Ms. Utecht from the Nominating and Corporate Governance Committee, the remaining members of the Nominating and Corporate Governance Committee approved that a recommendation be made to the Board to reject Ms. Utecht’s resignation. The Board rejected Ms. Utecht’s resignation, and requested and approved that she remain on the Board.

Employee directors, specifically including the Company’s Chief Executive Officer, are expected to retire from the Board simultaneous with retirement from the Company unless requested by the Board to continue as a Board member for an agreed upon period.

ATTENDANCE AT ANNUAL MEETINGS

The Company’s policy is that all directors are expected to attend the annual meeting of stockholders.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholders may make proposals to be considered at the 2021 Annual Meeting. In order to make a proposal for consideration at the 2021 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2021 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the 2021 Annual Meeting.

In addition to being able to present proposals for consideration at the 2021 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 28, 2020, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

CORPORATE GOVERNANCE DOCUMENTS

The Company’s website is located at www.livent.com. The following corporate governance documents are posted on the Investor Relations page of the website under Corporate Governance Guidelines:

■	Audit Committee Charter
■	Compensation and Organization Committee Charter
■	Livent Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles)
■	Sustainability Committee Charter

BOARD LEADERSHIP STRUCTURE

The positions of Chairman of the Board and Chief Executive Officer of the Company are separate. Mr. Brondeau serves as Chairman of the Board and Mr. Graves serves as our Chief Executive Officer and President. Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. When the positions are not separate, a Lead Director shall be appointed. The responsibilities of the Lead Director under this structure would include: serving as the liaison between the Chairman and the non-employee directors, reviewing, advising on or approving information sent to the Board, approving meeting agendas and schedules, calling meetings of the non-employee directors, serving as a member of the Executive Committee, and presiding at all meetings at which the Chairman is not present, including executive sessions of the non-employee directors.

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BOARD’S ROLE IN OVERSEEING THE RISK MANAGEMENT PROCESS

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

CODE OF ETHICS AND BUSINESS CONDUCT POLICY

The Company has a Code of Ethics and Business Conduct policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company’s website at www.livent.com.

The Company intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on the Corporate Governance Guidelines section of the Investor Relations page of the Company’s website.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. Brondeau, Merkt and Pallash served as members of the Compensation Committee. Each of Messrs. Merkt and Pallash have been determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors”. None of the members listed above has been an officer or employee of the Company, and no executive officer of the Company has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board of Directors.

Mr. Brondeau currently serves as the Chief Executive Officer and Chairman of the Board of Directors of FMC. Mr. Brondeau intends to retire as Chief Executive Officer of FMC effective June 1, 2020. For a description of our agreements with FMC, see below under the heading “Related Party Transactions Policy—Agreements with FMC.” Mr. Brondeau resigned from our Compensation and Organization Committee effective March 1, 2020, and G. Peter D’Aloia replaced him as Chairman of the Compensation and Organization Committee.

RELATED PARTY TRANSACTIONS POLICY

The Board of Directors Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy.

Under the Policy, “Related Parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control.

With respect to any transaction where a related party receives a benefit equal to or in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if equal to or less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. During the period that the Company was a “controlled company” within the meaning of NYSE corporate governance standards, all Related Party Transactions between the Company and FMC were subject to review and approval or ratification by those members of the Audit Committee who are both independent and not FMC-affiliated directors. The Policy also provides that any related party (other than FMC, a director who serves as an officer or director of FMC or an otherwise unaffiliated 5% shareholder) who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a potential director nominee of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s consolidated revenues for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenues for the most recently completed fiscal year. If the transaction does not exceed the

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above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election, provided that the foregoing does not apply to FMC-affiliated directors who were members of the Board upon consummation of the IPO. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

AGREEMENTS WITH FMC

We became a public company upon completion of the IPO. On March 1, 2019, we became an independent company as a result of FMC’s Distribution to FMC stockholders of all 123 million shares of Livent common stock that FMC owned.

In connection with the IPO, we entered into certain agreements with FMC to provide a framework for the Company’s relationship with FMC following the IPO. Of the agreements summarized below, the material agreements are filed as exhibits to the Company’s Annual Report on Form 10-K, filed with the SEC on February 28, 2019. These summaries are qualified in their entirety by reference to the full text of such agreements.

SEPARATION AND DISTRIBUTION AGREEMENT

We entered into a separation and distribution agreement with FMC immediately prior to the completion of the IPO that, together with the other agreements summarized below, governs the relationship between FMC and us following the IPO. The separation and distribution agreement generally allocates assets and liabilities to us and FMC according to the business to which such assets or liabilities relate. In particular, the separation and distribution agreement provides, among other things, that, subject to the terms and conditions contained therein: (1) all of the assets primarily related to the businesses and operations of FMC’s Lithium Business were transferred to us or one of our subsidiaries; and (2) certain liabilities (whether accrued, contingent or otherwise and regardless of whether arising or accruing before, on or after the consummation of the IPO) related to or arising out of the businesses and operations of FMC’s Lithium Business were retained by or transferred to us or one of our subsidiaries.

TRANSITION SERVICES AGREEMENT

We entered into (and subsequently amended) a transition services agreement to provide each other, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, each in a manner and scope generally consistent with the services provided by the parties to each other before our separation from FMC. Pursuant to the transition services agreement, FMC provides certain support services to us. Services are provided on a cost-plus basis. During the fiscal year ended December 31, 2018, we paid approximately $2.3 million to FMC, and during the fiscal year ended December 31, 2019, we paid approximately $4.9 million to FMC.

SHAREHOLDERS’ AGREEMENT

We entered into a shareholders’ agreement with FMC immediately prior to the completion of the IPO that governs the relationship between us and FMC as our former parent company. The shareholders’ agreement provides, among other things, that during the 12-month period following the date FMC ceased to hold a majority of our common stock, neither the Company nor FMC will solicit, aid, induce or encourage any employee of the other to leave his or her employment or hire any such employee, subject to customary exceptions. We have also agreed that, for so long as FMC is required to consolidate our results of operations and financial position or account for its investment in our company under the equity method of accounting, we will, among other things, cooperate with FMC in the preparation of audited financial statements and quarterly financial statements, not change our independent auditors without FMC’s prior written approval, use our reasonable best efforts to enable our independent auditors to complete their audit of our financial statements in a timely manner so as to permit timely filing of FMC’s financial statements, and consult with FMC regarding the timing and content of our earnings releases and cooperate fully with FMC in connection with any of its public filings. In addition, we and FMC are obligated to provide each other access to information of the other, subject to certain limitations and confidentiality obligations.

TAX MATTERS AGREEMENT

We entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Distribution (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The tax matters agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. Under the tax matters agreement, FMC generally will be responsible for all of our income taxes that are reported on combined tax

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returns with FMC or any of its affiliates for tax periods ending on or before December 31, 2017. For the year ended December 31, 2019, we are expecting total U.S. federal and state tax liabilities of $1.6 million, of which a portion will be paid to FMC as a reimbursement because our activity for the two month period ending February 28, 2019 is being included on FMC’s consolidated tax returns. In addition, at December 31, 2019, we had recorded a $1.5 million indemnification liability to FMC for assets where the offsetting uncertain tax position is with FMC and a $1.1 million indemnification asset from FMC regarding uncertain tax positions that are related to our legacy business before the IPO and for which we are indemnified by FMC. We will generally be responsible for all other income taxes, that would be applicable to us if we filed the relevant returns on a standalone basis, and all non-income taxes attributable to our business.

REGISTRATION RIGHTS AGREEMENT

We entered into a registration rights agreement with FMC immediately prior to the completion of the IPO, pursuant to which we agreed that, upon the request of FMC, we would use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock retained by FMC following the IPO. Our obligations under the registration rights agreement were effectively terminated upon completion of the Distribution.

EMPLOYEE MATTERS AGREEMENT

We entered into an employee matters agreement with FMC immediately prior to the completion of the IPO that governs the relationship between us and FMC with respect to employment, compensation and benefits matters. Upon the closing of the IPO, except as otherwise expressly provided in the employee matters agreement, we generally assumed responsibility for all employment, compensation and benefits-related liabilities relating to our employees (whether active or inactive) and former employees who were last actively employed primarily in FMC’s Lithium Business, whom we collectively refer to as “Lithium Employees,” regardless of whether such liabilities arise before, on or after the closing of the IPO.

Except as otherwise provided in the employee matters agreement, effective as of January 1, 2019 (or, in the case of Lithium Employees located outside of the United States, the date of the closing of the IPO), which we refer to as the “Benefits Commencement Date,” Lithium Employees are eligible to participate in compensation and benefit plans established by us or one of our subsidiaries, and such plans will generally recognize all service for FMC and its affiliates prior to the applicable Benefits Commencement Date for purposes of eligibility, vesting and benefit accruals. However, such service will not be recognized to the extent that such recognition would result in a duplication of benefits. The employee matters agreement was amended and restated on February 4, 2019.

TRADEMARK LICENSE AGREEMENT

We entered into a Trademark License Agreement pursuant to which FMC granted to us a non-exclusive, worldwide, royalty free license to use the “FMC” word mark and related logos (which we refer to as the “Licensed Trademarks”) for a period ending two years after the date of the Distribution solely in connection with any product or service of the Lithium Business as conducted as of the date of our separation from FMC.

SUBLEASE AGREEMENTS

We entered into a Sublease Agreement with FMC, pursuant to which we subleased office space from FMC at our Philadelphia, Pennsylvania location. Under this sublease agreement, we paid FMC rent of approximately $880,000 during the fiscal year ended December 31, 2019.

We entered into a Sublease Agreement with FMC, pursuant to which FMC subleased office space from us at our Ewing, New Jersey location. Under this sublease agreement, FMC paid us rent of approximately $250,000 during the fiscal year ended December 31, 2019.

We entered into a Sublease Agreement with FMC, pursuant to which we subleased office space from FMC at our Shanghai, China location. Under this sublease agreement, we paid FMC rent of approximately $200,000 during the fiscal year ended December 31, 2019.

We entered into a Sublease Agreement with FMC, pursuant to which we subleased office space from FMC at our Tokyo, Japan location. Under this sublease agreement, we paid FMC rent of approximately $80,000 during the fiscal year ended December 31, 2019.

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V.	SECURITY OWNERSHIP OF LIVENT CORPORATION

MANAGEMENT OWNERSHIP

The following table shows, as of the record date, March 2, 2020, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on March 2, 2020 Livent Common Stock	Percent of Class
Paul W. Graves(1)	596,866	*
Gilberto Antoniazzi(1)	55,262	*
Thomas Schneberger(1)	60,212	*
Sara Ponessa(1)	1,972	*
Pierre Brondeau(2)	324,070	*
Michael F. Barry(2)	37,434	*
G. Peter D’Aloia(2)	164,954	*
Christina Lampe-Önnerud(2)	2,391	*
Pablo Marcet(2)	9,391	*
Steven T. Merkt(2)	11,934	*
Robert C. Pallash(2)	50,061	*
Andrea E. Utecht(2)	111,542	*
All current directors and executive officers as a group—11 persons(1)(2)	1,426,089	*
*	Less than one percent of class
(1)	For the NEOs, shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the Livent Nonqualified Savings Plan, the Livent Qualified Savings Plan and the FMC Corporation Savings and Investment Plan for the account of the individual (97,815 for Mr. Graves, and 4,895 for Mr. Antoniazzi); and (iii) shares subject to options that are presently exercisable or will be exercisable within 60 days of March 2, 2020 (383,048 for Mr. Graves, 45,053 for Mr. Antoniazzi, and 41,389 for Mr. Schneberger, and 428,101 for all current executive officers as a group).
(2)	For the non-employee Directors, shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of the individual (1,950 for Mr. Brondeau); and (iii) restricted stock units that are vested as of March 2, 2020 or that will vest within 60 days thereafter (11,434 for each of Messrs. Barry and Merkt, 9,641 for each of Mr. Brondeau and Ms. Utecht, 42,179 for Mr. D’Aloia, 2,391 for each of Ms. Lampe-Önnerud and Mr. Marcet, 50,061 for Mr. Pallash, and 119,890 for all directors as a group). Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company.

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OTHER SECURITY OWNERSHIP

Based on available information, the persons listed below beneficially own more than five percent of the Company’s outstanding shares of Common Stock as of March 2, 2020:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	22,475,230	(1)	15.4%
The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, PA 19355	15,699,181	(2)	10.75%
Wellington Management Group LLP
280 Congress Street
Boston, MA 02210	11,807,913	(3)	8.09%
(1)	According to Amendment No. 1 to the Schedule 13G filed with the SEC on February 4, 2020, BlackRock, Inc. had sole voting power as to 22,139,688 of such shares and sole dispositive power as to all of the shares.
(2)	According to Amendment No. 1 to the Schedule 13G filed with the SEC on February 12, 2020, The Vanguard Group, Inc. had sole voting power as to 138,884 of such shares, shared voting power as to 27,102 shares, sole dispositive power as to 15,550,995 shares and shared dispositive power as to 148,186 shares.
(3)	According to the Schedule 13G filed with the SEC on January 28, 2020, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power as to 10,972,945 of such shares and shared dispositive power as to all of the shares, while Wellington Management Company LLP had shared voting power as to 10,657,173 of such shares and shared dispositive power as to 11,216,311 of such shares.

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VI.	EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2019 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”), who were the sole executive officers of the Company in 2019:

Paul W. Graves	President and Chief Executive Officer
Gilberto Antoniazzi	Vice President, Chief Financial Officer and Treasurer
Sara Ponessa	Vice President, General Counsel and Secretary
Thomas Schneberger*	Former Vice President and Chief Growth Officer
*	Mr. Schneberger’s employment with Livent ended on May 31, 2019.

2019 was a transition year for us structurally and operationally. In October 2018, Livent successfully began its separation from FMC with our IPO of 20 million shares of Livent common stock to the public (the “IPO”). On March 1, 2019, we completed our separation from FMC with FMC’s distribution of 123 million shares of Livent common stock as a pro rata dividend on shares of FMC common stock outstanding at the close of business on February 25, 2019, which we refer to as the Distribution. When the Compensation Committee designed our initial executive compensation program in 2018, it contemplated the impending IPO and Distribution. Thus, in 2019, the Compensation Committee did not make changes to the original compensation program developed in 2018. The core components of compensation provided to the executives was presented in their Compensation Letters, as described below in this CD&A. The objectives of the Compensation Committee in designing our executive compensation program were to retain a simple yet competitive program that supported Livent’s business strategy, reflected Livent’s pay for performance approach, and aligned with the long-term interests of our stockholders.

SAY ON PAY AND SAY ON FREQUENCY

As of December 31, 2019, we ceased to be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Therefore, we are required to present this CD&A in our Proxy Statement. We are not required, however, to hold our first non-binding advisory stockholder vote on our executive compensation program (known as “say on pay”) until our 2021 Annual Meeting of Stockholders. We are required to hold our first non-binding advisory stockholder vote on the frequency of the “say on pay” vote at the 2020 Annual Meeting, which we have presented in this Proxy Statement on page 10.

QUICK CD&A REFERENCE GUIDE

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of Our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

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I.	EXECUTIVE SUMMARY

OVERVIEW

The primary objectives of our executive compensation program are to:

■	Link pay to performance over both the short and long terms;
■	Align executive officers’ interests with those of Livent and our shareholders over the long term, generally through the use of equity as a significant component;
■	Provide market compensation to attract, motivate and retain executive talent; and
■	Achieve all objectives in ways that incorporate due consideration of risk.

In light of these objectives, our compensation plans are designed to reward our executive officers for generating performance that achieves Company and individual goals, and for increasing shareholder returns. When we do not achieve Company and individual goals, our executive officers’ compensation reflects that performance.

As described above, we became a fully independent company when FMC completed the Distribution on March 1, 2019. 2019 was a challenging year for Livent. Global market conditions for many of the lithium products that Livent supplies were not favorable. Livent’s performance was negatively impacted by lower than forecasted realized pricing, lower than anticipated lithium hydroxide sales volumes due to delayed customer orders, and the incremental cost of consuming third-party lithium carbonate versus Livent-produced carbonate from Argentina.

2019 SELECT BUSINESS RESULTS

Key financial and operating results in 2019 include the following:

Revenue

■	Revenue of $388.4 million decreased by approximately 12%, or $54.1 million, versus the prior-year period.

Gross Margin

■	Gross margin of $114.9 million decreased by $91.4 million, or approximately 44%, versus the prior-year period.

Net Income

■	Net Income of $50.2 million decreased by $76.4 million, or approximately 60%, versus the prior-year period.

Adjusted EBITDA

■	Adjusted EBITDA of $99.8 million decreased by $83 million, versus the prior-year period.
■	Adjusted EBITDA is used as a Company performance metric in our annual cash incentive plan.

EBITDA is defined as net income plus interest expense, net, income tax expense/(benefit), and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for certain Argentina remeasurement losses/(gains), restructuring and other charges/(income), non-operating pension expense/(benefit) and settlement charges, separation-related costs and other losses/(gains). For a reconciliation of Adjusted EBITDA to net income calculated and presented in accordance with GAAP, reference is made to the section captioned “Results of Operations — Years Ended December 31, 2019 and 2018” in our Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

NOTABLE ASPECTS OF OUR 2019 EXECUTIVE COMPENSATION PROGAM

BASE SALARIES

The base salaries of the NEOs were not increased in 2019, after the Committee set them in connection with our IPO.

2019 LONG-TERM INCENTIVES

There were no long-term incentive grants to the NEOs in 2019. In connection with our IPO in 2018, our CEO and the other NEOs received RSUs and stock options, which were intended to represent two years’ worth of annual equity grants (i.e. 2019 and 2020). Therefore, in 2020, there will again be no annual long-term incentive grants to the NEOs. We anticipate that, during 2020, the Compensation Committee will develop and finalize the components of the executive compensation program, including long-term incentive equity, the vehicles, and the allocations to each component, for use in 2021.

2019 ANNUAL CASH INCENTIVE PLAN

Our annual cash incentive plan is comprised of Company and individual performance metrics, as described in further detail below. There were no payouts to the NEOs with respect to the Company component under our 2019 annual cash incentive plan, because we did not exceed the threshold level of Company performance, but the NEOs earned bonuses based upon their individual performance during 2019.

For the Company component, Adjusted EBITDA, which represented 70% of the total opportunity, the Compensation Committee set the target at a level it believed to be challenging and rigorous. The target represented an increase of 3% over the prior year, with the threshold level set at 90% of target and the maximum level set at 110% of target. The Compensation Committee used this measure in order to focus executive officers on the critical strategic priority of achieving and improving operating profitability. This Adjusted EBITDA target proved to be more challenging than expected, as evidenced by the fact that our 2019 Adjusted EBITDA did not reach the threshold.

For the individual component, which represented 30% of the total opportunity, the targets, achievement, and payouts of the NEOs varied, but were generally earned at or slightly above target.

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II.	COMPENSATION PHILOSOPHY AND OBJECTIVES

COMPENSATION PHILOSOPHY

The core components of our executive compensation philosophy are as follows:

■	Link pay to performance over both the short and long terms;
■	Align executive officers’ interests with those of Livent and our shareholders over the long term, generally through the use of equity as a significant component;
■	Provide market competitive compensation to attract, motivate and retain executive talent; and
■	Achieve all objectives in ways that incorporate due consideration of risk.

Pay-for-performance: Our program is designed to motivate our executive officers to achieve goals by closely linking their performance and the Company’s performance to the compensation they receive. As such, we intend for a significant portion of the total compensation of our executive officers to be based on measures that support our Company goals, as well as on the executive officer’s individual performance. To tighten this link, we define clear and measurable quantitative and qualitative objectives that, in combination, are designed to improve our results and returns to shareholders. Given that our strategy is focused on supplying high performance lithium compounds to the growing electric vehicle battery market, while continuing to maintain our position as a leading global producer of butyllithium and high purity metal, our program utilizes Adjusted EBITDA as a performance metric that is consistent with our strategic goals and is indicative of operating profitability.

Alignment of executive officers’ interests with those of the Company and its shareholders: A significant portion of our executive officers’ overall compensation is in the form of equity-based compensation. We use equity as the form for long-term incentive opportunities in order to motivate and reward executive officers to (i) achieve multiyear strategic goals and (ii) deliver sustained long-term value to shareholders. Using equity for the long-term incentives creates strong alignment between the interests of executive officers and the interests of our shareholders because it provides executive officers with a common interest with shareholders in stock price performance and it fosters an ownership culture among executive officers by making them shareholders with a personal stake in the value they are being motivated to create.

As described above, in connection with our IPO in 2018, our CEO and other NEOs received RSUs and stock options, which were intended to represent two years’ worth of annual equity grants, vesting in 2021 and 2022.The Compensation Committee adhered to its approach in 2019 and, as such, did not grant any new long-term incentives.

Provide market competitive pay to attract and retain talent: In our industry, we must compete in the market for executive talent. We seek executive officers and managers to manage our business and carry out our strategy who have diverse experience, expertise, capabilities and backgrounds. In recruiting our executive officers and determining competitive pay levels, we reference the market median amounts and compensation structures of executive officers as shown in general industry surveys. Executive officers’ total compensation may deviate from the level referenced in the surveys in order to attract or retain certain individuals or reflect their respective characteristics or performance.

Risk management: While we have designed our executive compensation program to create incentives for executive officers to deliver high performance, we also simultaneously seek to minimize risk by striving to reduce undue pressure on, or incentives for, executive officers to take excessive risks to achieve goals and receive rewards. We seek to include mechanisms intended to mitigate such risk, including (i) placing maximum limits on short- and long-term incentive payouts; (ii) measuring performance using key performance indicators that by design have lower potential to promote excessive risk-taking; (iii) utilizing a mix of equity vehicles with longer term vesting; and (iv) requiring clawback of compensation payments under certain plans or in certain circumstances. The Compensation Committee has determined, based in part on an assessment of the Company’s executive compensation programs by its consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

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COMPENSATION PROGRAM GOVERNANCE

We assess the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which include maintaining the following best practices:

What We Do
Pay for Performance	The majority of total executive compensation opportunity (viewed on a multi-year basis in the first two years post IPO) is variable and at-risk.
Independent Compensation Consultant	We determined that our consultant is independent under the rules of both the SEC and the NYSE.
Clawback

All incentive compensation is subject to clawback if we are required to restate our financials due to material non-compliance with a financial reporting requirement.

Equity awards may also be clawed back if a participant engages in serious misconduct, is terminated for cause, or competes with us.

Cap Bonus Payouts and Equity Grants	Our annual incentive plan and equity awards have upper limits on the amounts of cash and equity that may be earned.
Double Trigger Change-in-Control Severance	The Company has entered into agreements with NEOs that provide certain financial benefits if there is both a change in control and termination of employment (a “double trigger”). A change in control alone will not trigger severance pay, although it may trigger vesting of equity awards we granted upon the IPO.
What We Don’t Do
No Repricing of Underwater Stock Options	Under our equity plan, we expressly prohibit repricing of stock options or exchanges of underwater stock options without shareholder approval.
No Excessive Perks	We do not provide large perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
No hedging or pledging of Company shares	We do not permit our executive officers and directors to pledge or hedge their shares.

III.	COMPENSATION DETERMINATION PROCESS

ROLE OF THE COMMITTEE

The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board of Directors.

The Compensation Committee structures the executive compensation program to accomplish our articulated compensation objectives in light of the compensation philosophy described above.

In accordance with its charter, the Committee establishes total compensation for the CEO (generally at its February meeting). The Compensation Committee reviews and evaluates the performance of the CEO and develops base salary and incentive opportunity recommendations for the review and approval of the full Board of Directors. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation.

With the input of the CEO, the Compensation Committee also establishes the compensation for all the other executive officers. As part of this process, the CEO evaluates the performance of the other executive officers annually and makes recommendations to the Compensation Committee each February regarding the compensation of each executive officer. The CEO’s input is particularly important in connection with base salary adjustments and the determination of each executive officer’s individual goals under the annual incentive plan. The Compensation Committee gives significant weight to the CEO’s recommendations in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. Nevertheless, the Compensation Committee or the Board makes the ultimate determination regarding the compensation for the executive officers.

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ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities, and has the power to retain an independent compensation consultant to assist it in the performance of its duties and responsibilities.

The Compensation Committee has retained Aon plc (“Aon”) as its independent compensation consultant. Aon reports directly to the Compensation Committee, and the Committee has the sole authority to retain, terminate and obtain the advice of Aon at the Company’s expense. The Committee selected Aon as its consultant because of the firm’s expertise and experience.

The Compensation Committee has worked with Aon to assess our executive compensation objectives and components; review considerations, market practices, and trends related to short-term annual incentive plans and long-term equity and other incentive plans; collect comparative compensation levels for each of our executive officer positions, as needed; and review our equity compensation strategy.

While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent.

EXECUTIVE COMPENSATION COMPETITIVE MARKET INFORMATION

In making determinations about executive compensation, the Compensation Committee believes that obtaining relevant market data is important, because it serves as a reference point for making decisions and provides very helpful context. Because pay was established in late 2018 in preparation for the IPO and no adjustments to pay were contemplated for the NEOs in 2019, a formal market review was not completed during 2019. As the Company continues to progress from its IPO in October 2018 and separation from FMC in 2019, the Compensation Committee expects that at the appropriate time, with the assistance of its independent compensation consultant, it will develop a peer group of comparable companies to use as a reference point in determining executive officer compensation.

IV.	COMPENSATION PROGRAM COMPONENTS

2019 COMPONENTS IN GENERAL

The Compensation Committee selected the components of compensation set forth in the chart below to achieve our executive compensation program objectives. The Compensation Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. Taking into consideration the grants of equity in 2018 to the CEO and other NEOs in connection with our IPO, the majority of each executive officer’s compensation is variable and at-risk.

As described above, there were no long-term incentive grants to the NEOs in 2019. In connection with our IPO in 2018, our CEO and other NEOs received RSUs and stock options, which were intended to represent two years’ worth of annual equity grants, vesting in 2021 and 2022. The Compensation Committee adhered to its approach in 2019 and, as such, did not grant any new long-term incentives. Moreover, in 2020, there will be no long-term incentive grants to the NEOs, consistent with the approach adopted upon our IPO. The Compensation Committee anticipates that, during 2020, it will determine its long-term incentive equity approach, the vehicles to be used, and the allocations to each component, for use in 2021.

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Element	Description	Additional Detail
Base Salary	Fixed cash compensation. Determined based on each executive officer’s role, individual skills, experience, performance and external market value.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement of pre-determined annual corporate and individual goals.

70% of the award is based on a corporate objective and 30% is based on individual measures.

Cash incentives are capped at a maximum of 200% of each NEO’s target opportunity if achievement is at least 110% of target for the corporate objective.

Performance against goals must exceed a threshold of at least 90% of target for the corporate objective for any payout to be earned.

Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve our annual goals; payout levels are generally determined based on actual financial results and non-financial objectives specific to each NEO.
Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation

Stock Options: Right to purchase shares at a price equal to the stock price on the grant date.

RSUs: Restricted stock units that are time-based.

In 2018, upon our IPO, we granted to the NEOs equity awards comprised of non-qualified stock options and RSUs, each representing fifty percent of the total award. The 2018 equity awards were intended to represent two years’ worth of annual equity awards. As a result, the NEOs did not receive an additional equity award in 2019.

The 2018 equity awards vest in two equal installments on the third and fourth anniversaries of the date of grant, subject to the NEO’s continued employment.

BASE SALARY

Base salaries provide fixed compensation to executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements and the competitive market for the position.

The NEOs are parties to compensation letters dated July 24, 2018, which outline the terms of their compensation effective as of our IPO in October 2018 (the “Compensation Letters”). In 2019, the Compensation Committee did not make any changes to the base salaries of the NEOs from the levels set in 2018.

NEO	Annualized 2019 Base Salary
Paul W. Graves	$800,000
Gilberto Antoniazzi	$375,000
Sara Ponessa	$350,000
Thomas Schneberger*	$375,000
*	Mr. Schneberger left Livent as of close of business on May 31, 2019. The 2019 base salary reflects his annualized rate of salary prior to his departure.

ADJUSTMENTS TO BASE SALARY

From time to time, the Compensation Committee will consider base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries but may also include a change of role or responsibilities, recognition for achievements, regulatory or contractual requirements, budgetary constraints or market trends.

ANNUAL INCENTIVE PLAN

The annual cash incentive plan for executive officers is a cash-based plan that rewards NEOs for the achievement of key short-term objectives. The structure of the annual cash plan incentivizes NEOs to achieve annual financial and operational results that the Committee views as critical to the execution of our business strategy.

For the NEOs, the amount of the payout, if any, under the annual incentive plan is based on achievement against two categories of performance measures: Company Measure and Individual Measures.

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COMPANY MEASURE

The Company Measure is made up of one Company-wide metric, Adjusted EBITDA, in order to focus executive officers on a metric that the Committee believes is a key indicator of operating profitability. The Company Measure represents 70% of the annual cash incentive opportunity, underscoring the emphasis on Company performance.

EBITDA is defined as net income plus interest expense, net, income tax expense/(benefit), and depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for certain Argentina remeasurement losses/(gains), restructuring and other charges/(income), non-operating pension expense/(benefit) and settlement charges, and separation-related costs and other losses/(gains).

This performance measure was selected because it focuses management on a metric that is indicative of our most critical strategic priority of operating profitability, and that gives a clear line of sight into how achieving operating goals drives performance and generates rewards. We believe that this non-GAAP measure is useful as an incentive compensation performance metric because it excludes various items that do not relate to or are not indicative of operating performance.

The Non-GAAP measure Adjusted EBITDA should not be considered as a substitute for net income or other measures of profitability determined in accordance with GAAP. For the reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP, reference is made to the section captioned “Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

TARGET, THRESHOLD AND MAXIMUM PERFORMANCE LEVELS

The Compensation Committee set the target for Adjusted EBITDA at a level that it considered rigorous and challenging and that took into account the relevant risks and opportunities of the Company’s business. In particular, the Compensation Committee reviewed our 2019 annual operating budget that resulted from our detailed budgeting process and evaluated various factors that might affect whether the budget targets could be achieved, including the risks to achieving certain preliminary objectives that were necessary prerequisites to achieving the budget targets. Considering these factors, the Compensation Committee set the 2019 target for Adjusted EBITDA at $195 million, which represented a 3% increase over the 2018 Lithium EBITDA target under the FMC Corporation annual incentive plan.

The Compensation Committee also set the threshold and maximum performance levels for Adjusted EBITDA. For 2019, the Compensation Committee set the threshold level at a relatively high performance level that equates to approximately 90% of the target. The Compensation Committee set the maximum level at a performance level that equates to approximately 110% of target, which presents a significant challenge requiring exceptionally strong performance.

	Company Measure			Actual
Performance Metric	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Result ($ in millions)
Adjusted EBITDA	$175	$195	$215	$100
Payout Percentage (as a % of target payout)	0%	100%	200%	0%

PAYOUT LEVELS

Depending on the level of actual performance relative to target Adjusted EBITDA, the Compensation Committee established the amounts to be paid to NEOs for various levels of achievement. If achievement of Adjusted EBITDA was below the threshold level of performance, the Committee set the payout at 0%. For performance between the threshold level and the target level, the payout increases in a straight-line manner from 0% for threshold performance to 100% of the target opportunity for achieving target performance. For performance between the target level and the maximum level, the payout for achieving Adjusted EBITDA ranges from 100% of the target opportunity to 200% of the target opportunity, also with the payout increasing in a straight-line manner. Achievement above the maximum level is capped at the maximum payout of 200% of target.

INDIVIDUAL MEASURES

The Compensation Committee also established Individual Measures under the annual incentive plan, which represent 30% of the annual incentive target opportunity. The Individual Measures for each of Mr. Graves, Mr. Antoniazzi and Ms. Ponessa were set in 2019 and were designed to align with the Company’s strategic and operating initiatives. NEOs are eligible to receive anywhere between 0% - 200% of target for this portion of the award, based on performance against individual goals. The NEOs’ 2019 Individual Measures and performance with respect thereto are set forth below:

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■	Mr. Graves: Address near-term challenges to business model, organizational capabilities and strategy; Rebuild investor confidence in near and long term results; lead commercial organization to achieve financial targets while transforming and rebuilding for the future; develop talent and leadership globally; drive stockholder engagement strategies; build Board meeting processes appropriate to Livent’s needs; drive capital investment strategy; build, communicate and execute long-range strategic plan (rating of 150% of target — accomplished over-achievement of all goals despite challenging market conditions).
■	Mr. Antoniazzi: Have a safety mindset; operate and contribute with respect to all functions taking a systematic view; secure and improve critical financial processes; deliver Livent’s financial commitments; establish a high performance organization; be customer driven externally and internally; Manage transition services with FMC; re-evaluate and further adjust the investor relations key internal activities; interface with sell and buy side, including specific outreach efforts for further tailoring and expanding both sell side coverage and investor base (rating of 160% of target — accomplished over-achievement of all goals despite challenging market conditions).
■	Ms. Ponessa: Defend and protect Livent’s interests (litigation, government relations, intellectual property and compliance); ensure legal team prioritizes and provides high quality support to expansion related agreements; establish an effective global compliance program; provide sound legal and corporate governance advice to Livent’s board of directors (rating of 150% of target — accomplished over-achievement of all goals despite challenging market conditions).

No Individual Measures were established for Mr. Schneberger for 2019 because his employment with Livent ended on May 31, 2019.

TARGET OPPORTUNITIES

The Compensation Committee determines a target cash incentive opportunity by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to general industry surveys. The target incentive percentages for each NEO, which are set forth in the Compensation Letters, remained unchanged from 2018.

	2019 Threshold Level Opportunity	2019 Target Level Opportunity (as % of Applicable Base Salary)	2019 Maximum Level Opportunity (as % of Applicable Base Salary)
Paul W. Graves	0%	100%	200%
Gilberto Antoniazzi	0%	60%	120%
Sara Ponessa	0%	60%	120%
Thomas Schneberger*	0%	60%	120%
*	Mr. Schneberger left Livent as of the close of business on May 31, 2019. A description of the payments he received in connection with his 2019 cash incentive opportunity is provided in the section entitled “Thomas Schneberger’s Departure” below.

PAYOUT DETERMINATION

Ultimately, the Compensation Committee verifies achievement relative to the targets for the Company Measures and the Individual Measures to determine the respective performance levels, and then translates those performance levels to payout levels based on the payout curve described above. The Compensation Committee then adds the amounts for the two portions together to determine the total 2019 annual incentive plan payout for each NEO. The Compensation Committee then presents the determination of the annual incentive plan payout amounts to the Board for its review and approval.

NEO	Target Incentive	Company Measures: 70% of Target Incentive	Company Measures Rating	Company Measures Incentive Payout Amount	Individual Measures 30% of Target	Individual Measures Rating	Individual Measures Incentive Payout Amount	Total 2019 Incentive Payout Amount
Paul W. Graves	$800,000	$560,000	0	–	$240,000	1.5	$360,000	$360,000
Gilberto Antoniazzi	$225,000	$157,500	0	–	$67,500	1.6	$108,000	$108,000
Sara Ponessa	$210,000	$147,000	0	–	$63,000	1.5	$94,500	$94,500

TOTAL 2019 PAYOUT

For 2019, there were no payouts to the NEOs relating to the Company Measure component of the annual incentive plan because we did not exceed the threshold level of performance for the Adjusted EBITDA metric. For the Individual Measures component, the Committee determined that Mr. Graves earned 150%, Mr. Antoniazzi earned 160% and Ms. Ponessa earned 150% of their individual target. As a result, Individual Measures payouts for all the NEOs were earned as set forth above.

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LONG-TERM INCENTIVES

The third component of the executive compensation program is long-term equity incentives. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention, because generally executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers shareholders with a personal stake in the value they are intended to create.

MIX OF STOCK OPTIONS AND RSUs

The Compensation Committee structured the mix of IPO Awards and the relative weight assigned to each type of award to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even if the stock price does not go up, while also reinforcing an ownership culture and commitment to us.

The mix of long-term incentives granted to the NEOs in connection with our IPO is shown below:

Equity Vehicle	2018 IPO Allocation	Vesting Period	How Value is Delivered	Rationale for Use
Stock Options	50%	■ 4 years: 50% after Year 3, 50% after Year 4 ■ Exercise price: closing price on grant date ■ 10-year term	■ Share price appreciation	■ Prioritizes increasing shareholder value ■ Promotes long-term focus
RSUs	50%	■ 4 years: 50% after Year 3, 50% after Year 4	■ Value of stock	■ Aligns with shareholders
				■ Promotes retention
				■ Provides value

2018 IPO LONG-TERM INCENTIVES

In 2018, the CEO and other NEOs received IPO Awards comprised of 50% non-qualified stock options and 50% RSUs (the “IPO Awards”). The target grant date values of the IPO Awards were, $2.8 million for Mr. Graves, $0.9 million for Mr. Antoniazzi, $0.9 million for Mr. Schneberger, and $0.56 million for Ms. Ponessa. The treatment of Mr. Schneberger’s IPO Awards following his departure from Livent are described in “Thomas Schneberger’s Departure” beginning on page 48. The IPO Awards were intended to represent two years’ worth of annual equity awards, each vesting in two equal installments on the third and fourth anniversaries of the date of grant in 2021 and 2022. These IPO Awards were designed to quickly promote direct and significant alignment of the interests of these executive officers with those of the Company’s stockholders. During the vesting period for the RSUs, if cash dividends are paid to Livent’s stockholders, the NEOs will receive a special cash payment equal to the amount they would have received had they been the record holders of the shares underlying the RSUs when the dividend was declared and paid. The Compensation Committee believed that these grants were reasonably sized relative to market standards.

NO 2019 OR 2020 LONG-TERM INCENTIVES

Consistent with the approach described above, the Committee did not grant any new long-term incentives to the NEOs in 2019 and will not grant any such incentives to the NEOs in 2020.

During 2020, the Compensation Committee anticipates that it will develop and finalize the components of the executive compensation program, including long-term incentive equity, the vehicles, and the allocations to each component, for use in 2021.

TREATMENT OF FMC AWARDS UPON DISTRIBUTION

Prior to our IPO, each of the NEOs historically received equity grants from FMC. All of the NEOs received FMC stock options and RSUs, and Messrs. Graves and Schneberger also received grants of performance-based restricted stock awards (“PRSUs”). These FMC RSUs and stock options typically cliff-vested on the third anniversary of the date of grant, subject to the grantee’s continued employment. FMC PRSUs were subject to both performance and time-based vesting conditions over a three-year period. When the performance measure had been met for a particular calendar year during the three-year period of the award, a portion of the units was “banked,” but was not considered “earned” and shares would generally not be delivered unless and until the executive remained in service for the three-year performance period. Holders of FMC RSUs and any banked PRSUs were generally also entitled to cash or additional units, respectively, when dividends were paid to FMC stockholders while the grants remained outstanding.

As a result of the Distribution, on March 1, 2019, outstanding equity awards denominated in FMC stock were converted into Livent equity awards. The number of Company shares subject to each converted FMC RSU, FMC banked PRSU and FMC stock option award (and in the case of stock options, the exercise price of the award) was adjusted to preserve the aggregate intrinsic value of the original FMC award as measured before and after the conversion, subject to rounding. The conversion ratio was 0.935301 shares of Livent stock for each share of FMC stock. These converted awards remained subject to the same terms and conditions (including vesting and payment schedules) as were applicable immediately prior to the conversion.

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In addition, as a result of the Distribution, on March 1, 2019, unbanked PRSUs were converted into Livent RSUs, and they ceased to be subject to performance-based vesting conditions. The number of unbanked PRSUs that were converted into Livent RSUs was determined by assuming that a target level of performance had been achieved for open or future performance periods. The converted awards remained subject to time-based vesting conditions.

POST-EMPLOYMENT COMPENSATION

QUALIFIED AND NON-QUALIFIED DEFINED CONTRIBUTION PLANS

We offer a tax-qualified 401(k) defined contribution plan (the “Qualified Savings Plan”) covering substantially all of our U.S. employees, including our NEOs. Eligible employees may make voluntary pre-tax and post-tax contributions to the Qualified Savings Plan, and are eligible for matching company contributions. The Qualified Savings Plan also permits discretionary company contributions. All contributions to the Qualified Savings Plan are subject to certain limitations under the Internal Revenue Code.

We also offer a non-qualified deferred compensation plan (the “Nonqualified Savings Plan”) that is available to certain highly compensated individuals, including our NEOs. The Nonqualified Savings Plan generally is designed to mirror the Qualified Savings Plan, but without application of the Internal Revenue Code limits. Livent’s matching contribution under both plans is currently 80% of the amount deferred up to a maximum of 5% of eligible earnings (i.e., base salary and annual incentive paid in a calendar year). However, the matching contribution under both plans may not exceed 4% of an NEO’s total eligible earnings. Livent’s non-elective employer contributions under both plans (the “core contribution”) is 5% of an employee’s eligible earnings. However, Mr. Antoniazzi was eligible for an enhanced core contribution of 15% of his eligible earnings based on his prior participation in an FMC predecessor plan. An employee must be employed as of the last day of the plan year (i.e., December 31st) to receive the core contribution. Because Mr. Schneberger terminated employment before the end of the year, he did not receive the core contribution for 2019.

PENSION BENEFITS

Livent does not maintain a qualified or non-qualified defined benefit pension plan. However, prior to our separation from FMC, Mr. Antoniazzi and Mr. Schneberger each earned pension benefits as a participant in the FMC Retirement Salaried and Nonunion Hourly Employees’ Retirement Plan and the FMC Salaried Employees’ Equivalent Plan (collectively, the “FMC Pension Plans”). Messrs. Antoniazzi and Schneberger ceased earning any additional benefits under the FMC Pension Plans effective December 31, 2018. To compensate for the pension benefits that otherwise would have been earned under the FMC Pension Plans, Mr. Antoniazzi will be eligible for special “short-fall” contributions under Livent’s Nonqualified Savings Plan. Subject to continuing employment, Mr. Antoniazzi will receive an annual contribution of $68,000 to his Nonqualified Savings Plan account beginning in 2022 and continuing through 2029. Mr. Schneberger would have been eligible for shortfall contributions beginning in 2027 and continuing through 2034, but as a result of his departure, will not receive such contributions.

SEVERANCE ARRANGEMENTS

We maintain Executive Severance Guidelines (the “Severance Guidelines”), which provide for the payment of severance pay and benefits in the event of an executive’s termination of employment by us without cause (other than in connection with a change in control of the Company or as a result of death, disability or normal retirement). No NEO has a contractual entitlement to any severance pay or benefits under the Severance Guidelines, and the Compensation Committee has the discretion to enhance or reduce the severance pay or benefits under the Severance Guidelines in any specific case. As a condition to receiving any severance pay or benefits under the Severance Guidelines, the NEO must execute a release of claims in favor of the Company, as well as a non-solicitation, non-competition and confidentiality agreement.

See “Potential Payments upon a Termination or Change in Control,” which describes the payments to which the participating NEOs may be entitled under the Severance Guidelines.

CHANGE IN CONTROL ARRANGEMENTS

The Compensation Committee believes that the long-term interests of stockholders are best served by providing reasonable income protection for NEOs to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. Livent has entered into an executive severance agreement with each NEO that provides certain financial benefits in the event of a change in control. These are “double trigger” arrangements –i.e., severance benefits under these arrangements are only triggered by a qualifying event that also results in the executive’s termination of employment under certain specified circumstances within 24 months following the event.

In addition, under the terms of the IPO Awards, if a change in control occurs and those awards are not assumed or continued by the successor or surviving corporation, the unvested portion of any outstanding IPO Awards will then vest and become exercisable as applicable. There is no parallel automatic vesting provision that is applicable to the FMC equity awards that were converted into Livent equity awards.

See “Potential Payments upon a Termination or Change in Control”, below for further information.

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HEALTH AND WELFARE BENEFITS

We offer broad-based medical, dental, vision, life, and disability plans to all of our employees.

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not generally provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for financial planning and reserved and regular parking for our CEO and CFO, and, in the case of the CEO, a golf club membership. These items are provided because we believe that they support our executive officers, serve a necessary business purpose, and the related amounts of compensation are not material to the overall executive compensation program. The costs of these items are reported in the Summary Compensation Table.

We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.

V.	ADDITIONAL COMPENSATION POLICIES AND PRACTICES

CLAWBACK POLICY

Livent maintains a clawback policy designed to reverse, to the extent possible, any economic benefit resulting from incentive compensation paid to executive officers based on erroneously prepared financial statements. If Livent is required to prepare an accounting restatement because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to Livent.

In addition to forfeiting amounts earned but unpaid and repaying cash amounts previously received, executive officers may be required to return shares of Livent stock previously issued to them if the shares provided an economic benefit based on erroneous financial data and to repay any dividends or distributions paid on the shares since their issuance. If the executive officers have already sold or transferred issued shares, they will be required to repay to Livent the fair market value of the shares at the time of their sale or transfer, plus the dividends or distributions paid on the shares prior to their sale or transfer.

Alternatively, Livent is authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officers.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Livent’s insider trading policy prohibits employees (including officers) and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of Livent’s equity securities. It also explicitly prohibits employees (including officers) and directors from effecting short sales of Livent’s equity securities, which are inherently speculative in nature and contrary to the best interests of the Company and its stockholders. Livent’s insider trading policy also prohibits employees (including officers) and directors from pledging Livent’s securities in any circumstance, including by purchasing Company securities on margin or holding Livent’s securities in a margin account.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a Company’s chief executive officer, chief financial officer and the three other most highly compensated officers. Deductibility of pay is among the many factors considered by the Committee in designing our pay programs.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This Compensation and Organization Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

The preceding report has been furnished by the following members of the Compensation Committee:

G. Peter D’Aloia, Chairman
Michael F. Barry
Pablo Marcet

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE 2019

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by Livent in respect of our fiscal year ended December 31, 2019, by FMC and Livent in respect of our fiscal year ended December 31, 2018 and by FMC in respect of our fiscal year ended December 31, 2017.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	All Other Compensation(3) ($) (i)	Total ($) (j)
Paul W. Graves	2019	800,000	–	–	–	360,000	169,170	1,329,170
President and Chief Executive Officer	2018	723,856	–	2,132,872	1,707,965	841,064	203,191	5,608,948
	2017	697,138	–	681,964	291,135	1,338,535	196,893	3,205,665
Gilberto Antoniazzi	2019	375,000	–	–	–	108,000	118,972	601,972
Vice President and Chief Financial Officer	2018	285,417	–	500,061	488,169	199,321	17,152	1,490,120
	2017	260,000	160,000	39,016	39,040	166,103	12,381	676,540
Sara Ponessa(4)	2019	350,000	–	–	–	94,500	46,046	490,546
Vice President, General Counsel and Secretary
Thomas Schneberger(5)	2019	156,250	–	–	–	–	1,128,605	1,284,855
Former Vice President and Chief Growth Officer	2018	341,761	–	639,749	543,321	287,752	20,072	1,832,655
	2017	313,061	–	186,969	93,193	453,302	15,004	1,061,529
(1)	As discussed in the CD&A, the NEOs received equity grants in connection with our IPO in 2018 intended to represent two years’ worth of annual equity awards, and, therefore, did not receive any equity grants in 2019. As a result, no amounts are listed for “Stock Awards” or “Option Awards” in the 2019 rows. See “2018 IPO Long-Term Incentives” in the CD&A for a discussion of the equity awards our NEOs received in connection with the IPO. As previously disclosed in our 2019 proxy statement, the amounts listed in the rows for fiscal year 2018 and 2017 reflect the grant date fair value of stock units and option awards with respect to shares of FMC and Livent common stock granted to our NEOs under the FMC Corporation Incentive Compensation and Stock Plan (“FMC Incentive Plan”) and the Livent Corporation Incentive Compensation and Stock Plan (“Livent Incentive Plan”), as applicable.
(2)	The amounts listed in this column represent the Annual Incentive earned by the NEOs for 2019, as described in the section entitled “Annual Incentive Plan” in the CD&A.
(3)	The amounts reported in this column for 2019 for our NEOs reflect the following:
	aa	For Mr. Graves, includes: (i) employer matching contribution to the Qualified Savings Plan ($11,200); (ii) employer matching contribution to the Nonqualified Savings Plan ($54,443); (iii) employer non-elective contributions to the Qualified Savings Plan ($25,800); and (iv) employer non-elective contributions to the Nonqualified Savings Plan ($56,253). The amount in this column also includes the aggregate incremental cost of the following benefits provided to Mr. Graves during 2019: a golf club membership, financial planning, and reserved parking.
	bb	For Mr. Antoniazzi, includes: (i) employer matching contribution to the Qualified Savings Plan ($11,137); (ii) employer matching contribution to the Nonqualified Savings Plan ($11,836); (iii) employer non-elective contributions to the Qualified Savings Plan ($25,863); and (iv) employer non-elective contributions to the Nonqualified Savings Plan ($60,285). The amount in this column also includes the aggregate incremental cost of the following benefits provided to Mr. Antoniazzi during 2019: financial planning and regular parking.
	cc	For Ms. Ponessa, includes: (i) employer matching contribution to the Qualified Savings Plan ($11,200); (ii) employer matching contribution to the Nonqualified Savings Plan ($9,265); and (iii) employer non-elective contributions to the Qualified Savings Plan ($25,581).
	dd	For Mr. Schneberger, includes: (i) employer matching contribution to the Qualified Savings Plan ($11,200); (ii) severance payment in June of 2019 ($600,000) which consists of 12 months of salary and 100% of bonus target for 2019; (iii) target bonus for 2019, which was prorated for the five months he worked for Livent in 2019 ($93,750); (iv) outplacement cost of $45,000; (v) 12 months of healthcare cost that was covered by the company ($21,072); (vi) cash paid in lieu of accrued vacation ($31,731); and (vii) value of shares vesting due to termination ($325,852).
(4)	Ms. Ponessa is a new NEO of Livent for 2019 and has not previously been an NEO of Livent or FMC. As such, only her 2019 compensation is required to be provided in the Summary Compensation Table.
(5)	Mr. Schneberger’s employment with Livent ended on May 31, 2019. The amount provided in Column (c), Salary, reflects the amount of base salary Mr. Schneberger received through May 31, 2019.

The NEOs commenced their service as executive officers of Livent in May of 2018. Prior to that time, each NEO was employed by FMC. As a result of the impending IPO, the NEOs each became a party to separate compensation letters dated July 24, 2018, which outlined the terms of their compensation effective as of the IPO (the “Compensation Letters”). The Compensation Letters provided for an annual base salary of $800,000 for Mr. Graves, $375,000 for Mr. Antoniazzi, $350,000

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for Ms. Ponessa and $375,000 for Mr. Schneberger. The Compensation Letters also set forth the NEOs’ target bonus amounts under Livent’s annual incentive plan, which are 100% of base salary for Mr. Graves and 60% of base salary for each of Mr. Antoniazzi, Ms. Ponessa and Mr. Schneberger. Pursuant to the Compensation Letters, the NEOs were also eligible to participate in Livent’s long-term incentive plan, with a target annual equity award valued on the date of grant at $1,400,000 for Mr. Graves, $450,000 for Mr. Antoniazzi, $280,000 for Ms. Ponessa and $450,000 for Mr. Schneberger. The annual equity award was comprised of non-qualified stock options and RSUs, each representing fifty percent of the target award. As described in the Compensation Letters, the NEOs each received non-qualified stock options and RSUs upon the IPO, which were intended to represent two years’ worth of annual equity awards and therefore valued at two times the NEOs’ annual target awards. As a result, the NEOs did not receive any increase to base salary for 2019, nor did they receive an additional annual equity award in 2019. In addition, Messrs. Graves, Antoniazzi and Schneberger each executed a separate agreement as of the IPO, which binds them to certain restrictive covenants during and following their employment with Livent, including an 18 month post-termination non-compete and non-solicit of employees and customers. In connection with his departure from Livent in May 2019, Mr. Schneberger received certain severance payments as described in the section entitled “Thomas Schneberger’s Departure” below.

The Summary Compensation Table lists compensation, as defined by the rules of the SEC, for the Chief Executive Officer, Chief Financial Officer, Livent’s other most highly compensated executive officer who served as of the end of the fiscal year and an additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year. The base salary, Annual Incentives, and IPO Awards, paid or awarded to these officers were determined by the Compensation Committee, as also described in the CD&A. The material terms of the Annual Incentive and IPO Awards are also described under “Compensation Program Components” in the CD&A.

GRANTS OF PLAN-BASED AWARDS TABLE 2019

The Grants of Plan- Based Awards Table below discloses information related to our annual incentive program. As previously noted, our NEOs did not receive any new equity awards in 2019.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Number of Shares of Stock or Units
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Paul W. Graves	–	0	800,000	1,600,000	–	–	–	–	–	–	–
Gilberto Antoniazzi	–	0	225,000	450,000	–	–	–	–	–	–	–
Sara Ponessa	–	0	210,000	420,000	–	–	–	–	–	–	–
Thomas Schneberger(2)	–	0	225,000	450,000	–	–	–	–	–	–	–
(1)	The actual amount of the Annual Incentive paid to each NEO, other than Mr. Schneberger, with respect to 2019 is stated in Column (g) of the Summary Compensation Table. The threshold, target and maximum performance signify performance that will yield a rating of 0, 1.0 and 2.0, respectively. In order for any payout to be earned, performance must exceed the threshold level. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and maximum achievement levels is determined using straight-line interpolation.
(2)	Mr. Schneberger left Livent as of the close of business on May 31, 2019. As a result of his departure, he did not earn amounts under the Annual Incentive plan based on the achievement of Company or individual performance. However, he received certain payments based on his target annual incentive award opportunity, which are described in the section entitled “Thomas Schneberger’s Departure” below and included in column (i) of the Summary Compensation Table above.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2019

The table below reflects outstanding equity awards held by our NEOs as of December 31, 2019. As described under “Treatment of FMC Awards Upon Distribution,” FMC equity awards were converted into outstanding equity awards denominated in Livent stock upon the Distribution. Therefore the table below includes awards previously granted by FMC to the NEOs, now denominated in Livent stock, and the IPO Awards granted by us to the NEOs in 2018.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Paul W. Graves	85,171	_		_	8.56	2/18/2023	33,271	(9)	284,467	_	_
	71,303	_		_	10.49	2/17/2024	24,767	(8)	211,758	_	_
	97,273	_		_	9.12	2/27/2025	35,102	(7)	300,122	_	_
	_	129,301	(1)	_	8.29	2/27/2027	104	(11)	889	_	_
	_	83,342	(2)	_	12.26	2/15/2028				_	_
	_	266,667	(3)	_	17.00	10/10/2028	82,353	(10)	704,118	_	_
Gilberto Antoniazzi	7,372	_		_	8.56	2/18/2023	3,067	(8)	26,223	_	_
	8,603	_		_	10.49	2/17/2024	3,665	(12)	31,336	_	_
	11,740	_		_	9.12	2/27/2025	4,708	(7)	40,253	_	_
		17,338	(1)	_	8.29	2/27/2027				_	_
	_	10,328	(2)	_	12.26	2/15/2028				_	_
	_	85,715	(3)	_	17.00	10/10/2028	26,471	(10)	226,327	_	_
Sara Ponessa	_	53,334	(3)	_	17.00	10/10/2028	16,471	(10)	140,827	_	_
	_			_			2,935	(7)	25,094	_	_
	_			_			1,877	(8)	16,048	_	_
Thomas Schneberger	_	41,389	(4)	_	8.29	2/27/2021	_		_	_	_
	_	42,857	(5)	_	17.00	10/10/2022	_		_	_	_
		42,858	(6)	_	17.00	10/10/2023	_		_	_	_
(1)	These stock options vested and became exercisable on February 27, 2020.
(2)	These stock options will vest and become exercisable on February 15, 2021.
(3)	These stock options, which we granted upon the IPO, will vest and become exercisable in two equal installments on October 10, 2021 and October 10, 2022.
(4)	In connection with Mr. Schneberger’s cessation of service, these stock options became exercisable on February 27, 2020.
(5)	These stock options, which we granted upon the IPO, will become exercisable on October 10, 2021 under the terms of Mr. Schneberger’s Severance Agreement and Release.
(6)	These stock options, which we granted upon the IPO, will become exercisable on October 10, 2022 under the terms of Mr. Schneberger’s Severance Agreement and Release.
(7)	These RSUs vested on February 27, 2020.
(8)	These RSUs will vest on February 15, 2021.
(9)	These RSUs will vest on December 31, 2020.
(10)	These RSUs, which we granted upon the IPO, will vest in two equal installments on October 10, 2021 and October 10, 2022.
(11)	These RSUs will vest on December 31, 2020.
(12)	These RSUs will vest on January 16, 2021.

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OPTION EXERCISES AND STOCK VESTED TABLE 2019

The data in the “Option Exercises and Stock Vested” table is compiled based on each transaction date. The number of shares subject to option exercises or stock vesting events that occurred before the Distribution were all related to predecessor FMC equity awards and are reflected in the FMC rows in the table below. The number of shares subject to option exercises or stock vesting events that occurred on or after the Distribution were subject to Distribution-related adjustments. As described in the section above entitled “Treatment of FMC Awards Upon Distribution”, all outstanding FMC equity awards were converted, upon the Distribution, into awards denominated in Livent stock. Therefore, these transactions are reflected in the Livent rows in the table below.

		Option Awards		Stock Awards
Name (a)	Security	Number of Shares Acquired On Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired On Vesting (#) (d)	Value Realized On Vesting ($) (e)
Paul W. Graves	Livent	–	–	49,831	426,055
	FMC	36,175	1,700,225	42,291	3,478,858
Gilberto Antoniazzi	Livent	–	–	–	–
	FMC	4,850	243,907	1,112	91,473
Sara Ponessa	Livent	–	–	–	–
	FMC	3,080	156,339	–	–
Thomas Schneberger	Livent	–	–	50,994	325,852
	FMC	11,579	560,690	2,654	218,318

NONQUALIFIED DEFERRED COMPENSATION TABLE 2019

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY(2)(4) ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(3)(4) ($) (f)
Paul W. Graves	82,397	110,696	456,935	–	1,677,159	(5)
Gilberto Antoniazzi	28,716	72,121	2,441	–	103,278
Sara Ponessa	25,581	9,265	4,173	–	47,951
Thomas Schneberger	–	–	–	–	–
(1)	The amounts listed in this column are reported as compensation in the amounts stated in Column (c), Salary, of the Summary Compensation Table.
(2)	The amounts listed in this column are reported as compensation in the amounts stated in Column (i), All Other Compensation, of the Summary Compensation Table. In addition to the employer matching contribution, of $54,443, Mr. Graves received nonqualified non-elective contributions of 5% of compensation on his eligible earnings amount which was $56,253. In addition to the employer matching contribution of $11,836, Mr. Antoniazzi received a nonqualified non-elective employer contribution of 15% of compensation on his eligible earnings amount, which was $60,285. Ms. Ponessa received an employer matching contribution of $9,265.
(3)	This column includes amounts transferred from the FMC Nonqualified Savings and Investment Plan in connection with the Distribution for Mr. Graves ($1,027,131) and Ms. Ponessa ($8,932).
(4)	The amounts in these columns include the nonqualified core contributions paid by Livent on behalf of NEOs in January 2020 with respect to compensation earned in 2019.
(5)	This amount includes the following amounts which were reported in the Summary Compensation Table for 2018 for Mr. Graves: employer matching contribution to the FMC Corporation Non-Qualified Savings and Investment Plan ($48,492) and employer non-elective contributions to the FMC Corporation Non-Qualified Savings and Investment Plan ($60,122). The FMC plan ended for Livent employees and the funds were transferred into Livent’s plan on January 1, 2019.

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The Nonqualified Savings Plan is a deferred compensation plan that provides for employee contributions as well as company matching, non-elective and discretionary contributions. The Nonqualified Savings Plan works in tandem with the Qualified Savings Plan. Please see the Post-Employment Compensation section above for a description of such Plans.

Employee and employer contributions to the Nonqualified Savings Plan are deemed invested by the employee in his or her choice of more than 20 investment alternatives. All investments, except for the FMC Stock Fund and Livent Stock Fund, are mutual funds, and all investments may be exchanged by the employee at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the employee at the time of deferral. Distributions may be in a lump sum or installments as determined by the employee’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding and fiduciary responsibility requirements of ERISA. The Nonqualified Savings Plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of Livent’s insolvency or bankruptcy.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Although the Company does not maintain individual employment agreements with any NEO that provide guaranteed payments in the event of a termination of employment, upon such a termination, or upon a change in control of Livent, the Company maintains certain arrangements, guidelines, plans and programs pursuant to which our NEOs could be eligible to receive certain cash severance, equity vesting and other benefits.

The amounts that the NEOs could receive are set forth below for the following types of termination of employment:

■	Termination without cause not in connection with a change in control;
■	Termination without cause or by executive for good reason following a change in control;
■	Death or disability;
■	Retirement; and
■	Termination for cause.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown. We have assumed that the termination of employment or change in control occurred on December 31, 2019. On that date, the closing price on the NYSE of a Livent share was $8.55. Since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits an NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. Under these SEC rules, the potential payments upon termination or change in control do not include certain distributions to the NEO or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans.

TERMINATION WITHOUT CAUSE (NOT INVOLVING A CHANGE IN CONTROL)

CASH AND OTHER AMOUNTS

The Company maintains Executive Severance Guidelines (the “Severance Guidelines”), which provide non-mandatory guidance for the payment of severance pay and benefits in the event of an executive’s termination of employment by the Company without cause (other than in connection with a change in control of the Company or as a result of death, disability or normal retirement). No NEO has a contractual entitlement to any severance pay or benefits under the Severance Guidelines, and the Compensation Committee has the discretion to enhance or reduce the severance pay or benefits under the Severance Guidelines in any specific case. As a condition to receiving any severance pay or benefits under the Severance Guidelines, the NEO must execute a release of claims in favor of the Company, as well as a non-solicitation, non-competition and confidentiality agreement. The Severance Guidelines provide for delivery to the NEO of the following:

■	An amount equal to 12 months of the NEO’s base salary, payable in a lump sum;
■	An amount equal to 12 months of the NEO’s target annual incentive award, payable in a lump sum;
■	A pro-rated annual incentive award (at target) for the year of termination;
■	Transition benefits (e.g., outplacement assistance up to $20,000, and financial/tax planning for the last calendar year of employment); and
■	Continuation of health benefits for the one-year period following the date of termination.

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EQUITY AWARDS

In the event of a termination of an NEO’s employment by Livent without cause, the NEO’s outstanding equity incentive awards will be treated as follows, contingent on the NEO’s execution of a release of claims and, in the case of benefits provided under the Guidelines, execution of a non-compete, non-disclosure and non-solicitation agreement:

■	Options
Under the Guidelines:

■	Vested stock options will remain exercisable for twelve months;
■	Outstanding and unvested stock options that would have vested within one calendar year following the termination date become exercisable on their regularly scheduled vesting dates, and will remain exercisable for one year thereafter.

■	Restricted Stock Units
Under the terms of the IPO Awards:

■	The portion of IPO RSUs that would have vested on the first vesting date (October 10, 2021) will vest on a pro rata basis, with the pro ration calculated based on the number of days the NEO was employed between the grant date and the first vesting date.
■	The portion of IPO RSUs that would have vested on the second vesting date (October 10, 2022) will vest pro rata.
Under the terms of predecessor FMC awards and/or the Guidelines:
■	All other outstanding and unvested RSUs will vest on a pro rata basis based on the number of days the NEO was employed during the vesting period.

TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL

CASH AND OTHER AMOUNTS

Each of the NEOs entered into an Executive Severance Agreement with the Company, effective as of the IPO, which generally provides that, in the event such individual’s employment is terminated by the Company without “cause” or by such individual for “good reason” in each case, within the 24-month period following a “change in control” of the Company, then such individual would be entitled, contingent on his execution of a release of claims in favor of the Company and its affiliates, to the following payments and benefits:

■	An amount equal to three times (in the case of Messrs. Graves and Antoniazzi) and two times (in the case of Ms. Ponessa) the highest annualized base salary in effect at any time, payable in a lump sum;
■	An amount equal to three times (in the case of Messrs. Graves and Antoniazzi) and two times (in the case of Ms. Ponessa) the highest annualized target annual incentive award, payable in a lump sum;
■	A pro-rated annual incentive award for the year of termination;
■	Reimbursement for outplacement services for a two-year period following the termination date, with the total reimbursements capped at 15% of base salary as of the termination date; and
■	Continuation of medical and welfare benefits (including life and accidental death and dismemberment and disability insurance coverage) for such individual (and covered spouse and dependents), at the same premium cost and coverage level as in effect as of the change in control date, for three years (in the case of Messrs. Graves and Antoniazzi) and two years (in the case of Ms. Ponessa) following the date of termination (or, if earlier, the date on which substantially similar benefits at a comparable cost are available from a subsequent employer).
The Executive Severance Agreements provide that if the amounts to be received in connection with a change in control would trigger the excise tax on parachute payments, either the payments will be lowered so as not to trigger the excise tax, or they will be paid in full subject to the tax, whichever produces the better net after-tax position.

EQUITY AWARDS

To the extent that upon a change in control, the successor or the surviving entity (or its parent) fails to continue or assume the IPO Awards, then under the terms of those awards:

■	All outstanding and unvested stock options granted pursuant to an IPO Award will vest and become exercisable on the change in control; and
■	All outstanding and unvested RSUs granted pursuant to an IPO Award will vest on the change in control.

There is no parallel automatic vesting provision that is applicable to FMC equity awards that were converted into Livent equity awards. These awards will vest only in the event of a termination without cause or a resignation with good reason within two years following a change in control of Livent, contingent on the NEO’s execution of a release of claims in favor of the Company and its affiliates, as follows:

■	All outstanding and unvested stock options will vest and become exercisable on the termination date, and will remain exercisable for up to three months following the termination date;
■	All outstanding and unvested RSUs will vest on the termination date.

Generally, the following definitions apply to our equity grants, with some variation for awards that were converted from FMC equity awards:

A “Change in Control” is generally the acquisition of 20% or more of our common stock; a substantial change in the composition of our Board such that the current Board no longer constitutes a majority; a merger, sale of substantially all of the assets or acquisition, unless the beneficial owners prior to the transaction own more than 60% of the resulting corporation.

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“Cause” generally means a willful and continued failure to substantially perform the executive’s material employment duties, willful and deliberate conduct which is materially injurious to the Company, or having been convicted to a felony on or prior to the Change in Control.

“Good Reason” generally means the assignment of duties materially inconsistent with the executive’s duties and status as an employee or reduction in the nature of the duties, the Company’s requiring the executive to be based at a location which is at least 50 miles further from the office where the executive is located at the time of the Change in Control, or a reduction in base salary, each of which the Company has failed to cure after receiving notice from the Named Executive Officer.

DEATH OR DISABILITY

In the event of a termination of an NEO’s employment due to death or disability, the NEO would not be entitled to severance pay or benefits, and outstanding equity incentive awards will be treated as follows:

■	All outstanding and unvested stock options will fully vest and become exercisable, and will remain exercisable for up to five years following the date of termination; and
■	All outstanding and unvested RSUs will fully vest.

RETIREMENT

None of the NEOs are currently retirement eligible, nor will they become retirement eligible during the vesting period applicable to their outstanding awards.

Under the terms of the Company’s equity incentive award agreements, NEOs are considered retirement eligible at age 65 (“Retirement Age”) or at age 62, once they have completed at least ten years of service with the Company, FMC or their respective affiliates (“Early Retirement Age”). As of December 31, 2019, none of the NEOs had reached Retirement Age or Early Retirement Age.

If an NEO terminates employment after reaching Retirement Age or Early Retirement Age, the NEO’s outstanding equity incentive awards will be treated as follows:

■	All outstanding and unvested stock options will fully vest and become exercisable, and will remain exercisable for up to five years following the date of termination; and
■	All outstanding and unvested RSUs will fully vest.

CAUSE

In the event of a termination of an NEO’s employment for cause, all outstanding and unvested equity awards will be cancelled, and all vested stock option awards will expire immediately.

PAUL GRAVES
Executive Benefits and Payments	Change in Control		Termination		Death or
Upon Termination(1) or	Termination		Without Cause*		Disability
Change in Control	($)		($)		($)
Cash Severance	4,800,000	(2)	1,600,000	(3)	N/A
Annual Incentive	360,000	(4)	800,000	(5)	0
Stock Options	33,618	(6)	33,618	(7)	33,618	(6)
Restricted Stock Units	1,501,354	(8)	853,427	(9)	1,501,354	(8)
Welfare Benefits	62,794	(10)	19,780	(11)	0
Transition Benefits	120,000	(12)	20,000	(13)	0
Best Net After-Tax Forfeiture	(247,223)	(14)	N/A		N/A
TOTAL	6,630,544		3,326,825		1,534,973

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GILBERTO ANTONIAZZI
Executive Benefits and Payments	Change in Control		Termination		Death or
Upon Termination(1) or	Termination		Without Cause*		Disability
Change in Control	($)		($)		($)
Cash Severance	1,800,000	(2)	600,000	(3)	N/A
Annual Incentive	114,750	(4)	225,000	(5)	0
Stock Options	4,508	(6)	4,508	(7)	4,508	(6)
Restricted Stock Units	324,139	(8)	155,696	(9)	324,139	(8)
Welfare Benefits	61,962	(10)	19,780	(11)	0
Transition Benefits	56,250	(12)	20,000	(13)	0
Best Net After-Tax Forfeiture	0	(14)	N/A		N/A
TOTAL	2,361,609		1,024,983		328,647

SARA VELAZQUEZ PONESSA
Executive Benefits and Payments	Change in Control		Termination		Death or
Upon Termination(1) or	Termination		Without Cause*		Disability
Change in Control	($)		($)		($)
Cash Severance	1,120,000	(2)	560,000	(3)	N/A
Annual Incentive	94,500	(4)	210,000	(5)	0
Stock Options	0	(6)	0	(7)	0	(6)
Restricted Stock Units	181,970	(8)	84,055	(9)	181,970	(8)
Welfare Benefits	41,197	(10)	19,780	(11)	0
Transition Benefits	52,500	(12)	20,000	(13)	0
Best Net After-Tax Forfeiture	0	(14)	N/A		N/A
TOTAL	1,490,167		893,835		181,970

* Amounts shown generally reflect the amounts specified in the Severance Guidelines, which are not contractually guaranteed.
(1)	On December 31, 2019, Messrs. Graves and Antoniazzi and Ms. Ponessa were not eligible to retire.
(2)	The amount shown is equal to three times (two times for Ms. Ponessa) the sum of base salary plus target annual incentive, calculated by using the highest annualized base salary and target annual incentive available to the NEO during his/her career with the Company.
(3)	The amount shown is equal to the sum of 12 months of base salary plus target annual incentive.
(4)	The amount shown is the pro rata amount of any annual incentive award payable in the year of separation. This is the same annual incentive amount reported in the Summary Compensation Table, because the table assumes termination would have occurred on the last day of the fiscal year.
(5)	The amount shown is the prorated target bonus for the year of termination based on the Severance Guidelines.
(6)	All unvested stock options will vest, except that IPO stock options will also vest upon the change in control even if the NEO was not terminated if the surviving entity fails to continue or assume the award. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the stock price of $8.55 at December 31, 2019. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise.
(7)	The Executive Severance Guidelines provide that all options that would have vested within one year following termination will become exercisable on their regularly scheduled dates. As noted above, the Executive Severance Guidelines are not binding on the Company and are intended to serve merely as guidelines, with the Compensation Committee retaining the ultimate discretion to modify them for any specific termination. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the stock price of $8.55 at December 31, 2019. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise.
(8)	All unvested restricted stock units will vest, except that IPO RSUs will also vest upon the change in control even if the NEO was not terminated if the surviving entity fails to continue or assume the award. The amount shown is the market value of all unvested restricted stock units based on the stock price of $8.55 on December 31, 2019.
(9)	Unvested restricted stock units will vest pro rata, with such pro ration calculated as described on page 45.

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(10)	Welfare benefits of health care, dental insurance, life insurance and disability insurance continue for three years (two years for Ms. Ponessa). The amounts shown are the estimated cost to the Company for such benefits during the period.
(11)	Welfare benefits of health care and dental insurance continue for one year. The amounts shown are the estimated cost to the Company for such benefits during the period.
(12)	The executives are entitled to outplacement services, which are capped at 15% of the NEO’s base salary. The actual amounts paid in respect of such services will be determined based upon the outplacement services obtained, if any, by an NEO upon termination. However, the amounts reflected in the table represent the maximum amounts that could be paid by the Company in respect of these services.
(13)	The executives are entitled to outplacement services up to $20,000, plus financial and tax planning services for last calendar year of employment. The financial planning and tax benefits are not shown in the table because they would have already been used by an executive terminated on December 31, 2019.
(14)	The NEO severance agreements provide that if the amounts to be received upon a change in control would trigger the excise tax on parachute payments, either the payments will be lowered so as not to trigger the excise tax, or they will be paid in full subject to the tax, whichever produces the better net after-tax position. The benefits of Mr. Graves exceeded the triggering amount, and forfeiture of benefits resulted in a better after-tax situation than the receipt of full benefits with payment of the excise tax. Therefore, we have shown amounts that he would have forfeited upon a theoretical termination of employment on December 31, 2019 in the table. The amount shown does not take into account any possible reductions related to “reasonable compensation” for services before and/or after the change in control date.

THOMAS SCHNEBERGER’S DEPARTURE

In May 2019, the Company and Mr. Schneberger entered into a Severance Agreement and Release (“Separation Agreement”) in connection with Mr. Schneberger’s departure from the Company. Pursuant to the terms of the Separation Agreement, Mr. Schneberger’s employment with the Company ceased on May 31, 2019. Under the terms of the Separation Agreement, Mr. Schneberger received the payments and other benefits described in the Severance Guidelines, as described above, as well as additional vesting of RSUs and stock options that were granted upon the Company’s IPO in October 2018, as follows:

■	A lump sum of $600,000, which is equal to (i) 12 months of base salary and (ii) the target annual bonus;
■	A lump sum of $93,750, which is equal to the pro-rated annual incentive award (at target) for the year of termination;
■	Continuation of health benefits for the one-year period following the date of termination; and
■	Outplacement service with a provider designated by the Company of $45,000.

Treatment of Mr. Schneberger’s equity upon his termination was as follows:

■	Full vesting of the 26,471 RSUs, which were granted to Mr. Schneberger upon the Company’s IPO;
■	Options to purchase 85,715 shares of the Company’s common stock at $17 per share, which were all of the options granted to Mr. Schneberger upon the Company’s IPO, will remain outstanding and become exercisable in accordance with their terms as if Mr. Schneberger continued to be employed by the Company and will remain exercisable for 12 months after the regularly scheduled vesting date;
■	Vesting of 24,523 RSUs, which were originally granted to Mr. Schneberger as FMC equity awards and were converted into Livent equity awards, which represented a pro-rated portion of the RSUs granted to him with the rest being forfeited; and
■	Options to purchase 41,389 shares of the Company’s common stock, which were originally granted to Mr. Schneberger as FMC equity awards and were converted into Livent equity awards, which represented a pro-rated portion of the options granted to him with the rest being forfeited, will remain outstanding and to the extent they would have vested within the 12 months following termination, they will become exercisable on the regularly scheduled vesting dates, and will generally remain exercisable for 12 months thereafter.

Based on the Company’s closing stock price of $6.39 per share on the date preceding Mr. Schneberger’s termination date, Mr. Schneberger’s vested RSUs had a value of $325,852. The vested options granted upon the IPO and the other vested options had no value because the exercise price exceeded the fair market value of Livent’s stock upon his departure. However, the ultimate value of these options will not be determinable until the options become exercisable, based on Livent’s stock price at that time.

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VII. OTHER MATTERS

NOTICE AND ACCESS

As permitted by the SEC, we are furnishing to stockholders our Notice of the Annual Meeting, this Proxy Statement and our Annual Report primarily over the internet. On or about March 19, 2020, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of the Notice of Internet Availability and, if a stockholder requested printed versions by mail, our proxy materials, including this proxy statement and our annual report, to stockholders sharing the same address who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account who requests a paper copy of the proxy materials.

We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability and, if a stockholder requested printed versions by mail, the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive an additional copy of the Notice of Internet Availability or our proxy materials, or if you received multiple copies and wish to request householding in the future, you may make such request by writing to our Corporate Secretary at Livent Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy materials for the annual meeting of stockholders this year or future years, you may call Broadridge Investor Communications Services toll-free at (866) 540-7095 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met eight times, including four telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

■	Reviewed and discussed the audited consolidated and combined financial statements for the fiscal year ended December 31, 2019 with management and KPMG, the company’s independent registered public accounting firm;
■	Discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees”;
■	Discussed various matters with KPMG related to the Company’s consolidated and combined financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management; and
■	Received the written disclosures and the letter from KPMG as required by the Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

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In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The preceding report has been furnished by the following members of the Audit Committee:

Michael F. Barry, Chairman
G. Peter D’Aloia
Christina Lampe-Önnerud
Steven T. Merkt

EXPENSES RELATING TO THIS PROXY SOLICITATION

The Company will pay all expenses relating to this proxy solicitation. Company officers, directors and employees may solicit proxies by personal interview, mail, telephone, and electronic communications by directors, officers, and other Livent employees without extra compensation for that activity. In addition, we have retained Georgeson LLC to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm $10,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, email, facsimile transmission, electronic transmission or personal solicitation by certain of our directors, officers or other employees. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Company stock and obtaining the proxies of those owners.

SARA PONESSA

Vice President,

General Counsel and Secretary

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APPENDIX A-1	PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION - BOARD DECLASSIFICATION

If Proposal 4 is approved by stockholders at the 2020 Annual Meeting, the following amendments to Article 5 of the Certificate of Incorporation will be approved.1

5. The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and its directors and stockholders:

* * * * *

(b)	The number of directors which shall constitute the whole Board of Directors shall be fixed by, and may be amended from time to time by, resolution adopted by affirmative vote of a majority of the whole Board of Directors except that such number shall not be less than three (3) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. ~~The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2019, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2020, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2021, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual election of directors by the stockholders of the Corporation beginning in 2019, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~

~~Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.~~

~~Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this Section (b) of Article 5 unless expressly provided by such terms.~~

~~Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may only be removed from office for cause.~~

1	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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APPENDIX A-2	PROPOSED AMENDMENT TO AMENDED AND RESTATED BY-LAWS - BOARD DECLASSIFICATION

If Proposal 4 is approved by stockholders at the 2020 Annual Meeting, the following amendments to Article 4 of the By-Laws will be approved.²

4. Directors

SECTION 1. Election, Number and Term of Office.

(a)	Manner of Election. Except as provided in Section 7 of this Article, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting of the stockholders called for the purpose of the election of Directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of Directors generally. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes “withheld” with respect to that Director.

(b)	Number of Directors; Term of Office. The number of Directors of the Corporation which shall constitute the whole Board shall be fixed by resolution adopted by affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15) the exact number to be seven (7) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. ~~As set forth in Article 5 of the Certificate of Incorporation~~ [Prior to the Corporation’s 2021 annual meeting of stockholders], the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2019, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2020, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2021, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual election of directors by the stockholders of the Corporation ~~beginning in 2019~~[until and including the 2020 annual meeting of stockholders], the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. [Until immediately prior to the Corporation’s 2023 annual meeting of stockholders, if]If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

[At the Corporation’s 2021 annual meeting of stockholders and thereafter, each director who is up for election shall be elected to serve for a term of one (1) year and shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office; provided, that any director elected or appointed prior to the Corporation’s 2021 annual meeting of stockholders shall complete the term to which such director has been elected or appointed. Commencing at the Corporation’s 2023 annual meeting of stockholders and thereafter, the directors shall not be divided into separate classes. Prior to the Corporation’s 2023 annual meeting of stockholders, the Board shall be deemed to be classified for purposes of Section 141 of the DGCL.]

* * * * *

[2]	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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SECTION 3. Removal of Directors. ~~Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances~~[Until immediately prior to the Corporation’s 2023 annual meeting of stockholders], directors may only be removed for cause. [Commencing at the Corporation’s 2023 annual meeting of stockholders and thereafter, any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the then-outstanding Voting Stock, voting as a single class.]

* * * * *

SECTION 7. Vacancies on Board. Vacancies on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. [Until the completion of the 2022 annual meeting of stockholders (a) any]~~Any~~ Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term that shall coincide with the remaining term of the class of Directors to which he [or she] is elected~~.~~[, and (b) any]~~A~~ Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his [or her] predecessor. [Following the completion of the 2022 annual meeting of stockholders, any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office until the next election of directors, and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.] The Board of Directors shall not fill a Director vacancy or newly created Directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board of Directors, the same form of resignation as is described under Section 4 of this Article 4 (Conditions for Nomination).

* * * * *

[SECTION 13. Rights of Preferred Stockholders. Notwithstanding anything to the contrary in this Article 4, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.]

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APPENDIX B	PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION - ELIMINATION OF SUPERMAJORITY VOTING

If Proposal 5 is approved by stockholders at the 2020 Annual Meeting, the following amendments to Articles 8 and 9 of the Certificate of Incorporation will be approved.3

8. Certain Business Combinations

SECTION 1. Vote Required for Certain Business Combinations.

(a)	Higher Vote for Certain Business Combinations. Following the Trigger Date, in addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article 8:

(i)	any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
(ii)	any merger, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or
(iii)	the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or
(iv)	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or
(v)	any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;
shall require the affirmative vote of the holders of ~~at least 80%~~ a majority of the then-outstanding Voting Stock, voting together as a single class (it being understood that for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

* * * * *

SECTION 2. ~~When Higher Vote is Not~~ Required[RESERVED].

~~The provisions of Section 1 of this Article 8 shall not be applicable to any particular Business Combination involving an Interested Stockholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

* * * * *

3	The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. Multiple asterisks signify that text has been omitted, with no changes to the omitted text.

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9. Amendment.

(a)	Notwithstanding anything contained in this Certificate of Incorporation to the contrary, ~~paragraphs (b) and (i) of Article 5 hereof, this Article 9 (Amendment), Articles 6 (Section 203 of the Delaware Act), 7 (Certain Corporate Opportunities), 8 (Certain Business Combinations) and 10 (Exclusive Forum) hereof, and~~ paragraph (b) of Section 1 of Article 3 (Special Meetings)~~,~~ [and] Section 5 of Article 3 (Business Brought Before a Meeting) ~~and Sections 1 (Election, Number and Term of Office) and 2 (Nomination of Directors) of Article 4 (Directors)~~ of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of ~~at least 80%~~[a majority] of the then-outstanding Voting Stock, voting together as a single class. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the then-outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article 9.~~

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 9, 2020

LIVENT CORPORATION
2929 WALNUT STREET
PHILADELPHIA, PA 19104
ATTN: SARA PONESSA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LTHM2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E89046-P32518

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVENT CORPORATION

The Board of Directors recommends that you vote FOR proposals 1 and 2:

1. Election of three Class II Directors (nominees 1a.-1c.) to terms expiring in 2023, as set forth in the Proxy Statement.

Nominees:	For	Against	Abstain
1a. Paul W. Graves	☐	☐	☐
1b. Andrea Utecht	☐	☐	☐
1c. Christina Lampe-Önnerud	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐

The Board of Directors recommends you vote one year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. Proposal to recommend by non-binding vote, the frequency of stockholder advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E89047-P32518

PROXY
LIVENT CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gilberto Antoniazzi and Sara Ponessa, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Livent Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Livent Corporation to be held at 2:00 P.M., Wednesday, April 29, 2020, via live webcast at www.virtualshareholdermeeting.com/LTHM2020 or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4 AND 5 AND ONE YEAR ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE